UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Workhorse Group Inc.
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Dear Workhorse Shareholder,
The past twelve months have been among the most consequential in Workhorse’s history. In December 2025, we closed our merger with Motiv Electric Trucks — a combination that created something that we believe is genuinely rare in the commercial EV space: a battle-tested manufacturer that is ready to scale with proven products, a highly capable manufacturing center, an experienced leadership team, an established customer base, and a multi-year growth strategy with a plan to execute it.
In this letter, I want to be direct with you about where we stand, what we have accomplished, and what remains to be done.
A Stronger Company from Day One
The merger brought together Workhorse’s commercial-scale manufacturing plant in Union City, Indiana — capable of producing 5,000+ vehicles per year on a single shift — with Motiv’s 10+ years of EV powertrain engineering, relationships with 10 of the largest medium-duty fleet operators in North America, and $860 million in combined previously invested capital.
We entered 2026 with three commitments: complete merger integration, expand our product portfolio, and strengthen our financial position. Five months in, we are executing against all three.
Integration is on schedule. Our facility consolidation is complete, all three production lines are operating in Union City, and we believe we are on track to exit 2026 at a $20 million annualized cost synergy run rate. We have resolved two previously disclosed legal matters that created overhang, restructured our credit facilities to support current production, and simplified our capital structure. We believe we now have a firm foundation with established products to build on.
The Market Is Arriving
We believe the product-market fit conversation about whether electric trucks work in commercial applications is functionally over. Battery-electric vehicle registrations in the medium- and heavy-duty segment grew 21% in 2025 and fleets are already reporting total cost of ownership advantages versus the trucks they replaced.1 Some of the strongest use cases — mid-mile logistics, final-mile delivery, municipal fleets, school buses and shuttles, and yard operations — are moving from proof-of-concept to standard procurement.
Amazon is one of the largest and most forward-thinking logistics operators in the world with a fleet of tens of thousands of commercial EVs. At ACT Expo in May 2026, Amazon’s Head of Fleet Business Development confirmed that the commercial EV truck Total Cost of Ownership (TCO) advantage over ICE is real — on both fuel and maintenance — and that the data flowing from vehicles, chargers, and the grid is pushing their economics well past the breakeven point everyone was originally targeting.2 When a company with Amazon’s scale and discipline reaches that conclusion, we believe it is confirmation the category has arrived and it sets a leading example for other fleets.
Our own Stables by Workhorse Independent Service Provider — a FedEx-contracted operation we own and run in Ohio — puts numbers to that conclusion. In 2025, we spent more than $76,000 on fuel for our Internal Combustion Engine (ICE) trucks ($.53 per mile) and approximately $10,800 ($.10 per mile) to power our electric trucks.3 At current fuel prices (as of early-May 2026), elevated by geopolitical disruption and a domestic refinery incident in Ohio, that gap has widened to 73 cents per mile — or $220,000 in annualized fuel savings across a fleet of ICE 20 trucks, before accounting for lower maintenance costs and higher uptime.4 To the many FedEx Independent Service Providers across the US, operating tight-margin delivery fleets on the 90,000+ truck FedEx Ground network, potential savings like these can be material.
Execution Now Converting Into Orders
The commercial traction we are seeing gives me further confidence in our product-market fit. In the past few months alone, Workhorse announced two separate 100-vehicle purchase orders. Purolator — a longstanding Motiv customer now on their fourth order with us — will more than double the number of Workhorse vehicles in their fleet. Gateway Fleets ordered 100 W56 step vans, a deal enabled by the promotional pricing made possible through early realization of manufacturing efficiencies, purchasing scale, and bill-of-material optimization resulting from the merger, all of which support the broader objective of driving EV cost structures toward ICE parity over time. We also have 75 vehicles either deployed or on order with independent service providers operating FedEx Ground routes across several states.
We believe that to unlock the growth opportunity in front of us, our most pressing challenge to solve is not demand, it’s product cost.

The Remaining Cost Barrier and Our Plan to Overcome It
We believe the TCO case for electrification is well documented. What remains is initial pricing. To solve this, Workhorse is executing against a three-point strategy intended to drive down our bill of materials. First, we are designing our next-gen powertrain and software architecture to lower costs wherever possible. Second, we are developing a modular chassis approach designed to commonize key components across our class 4-6 platforms and drive more volume, which lowers pricing. Last, we are focusing on strategic use of our supply chain to source key components at the most advantageous pricing.
The products and processes that we believe will help execute this strategy are already in development, including a new proprietary modular chassis that standardizes hardware and software across our vehicle portfolio, and a new Class 5/6 cab-chassis designed for efficient upfitting and broad market applicability. We are targeting prototype validation later in 2026 and a planned start of production in early 2027. Together, we believe these initiatives put us on a path to offer fully electric, software-defined trucks that offer cost-comparable economics to internal combustion engine vehicles.
Customer Support as a Competitive Advantage
We also believe that long-term fleet relationships are won on uptime, not just purchase price. We recently announced an OEM-scale, comprehensive customer support program that will offer professional-grade access to trained support specialists designed to help our commercial fleet customers diagnose and resolve root causes of issues across vehicle, charging, hardware, and software platforms. We are operationalizing this through a program with InCharge Energy to offer enhanced customer support across North America. Major fleet operators expect more than a great truck, they expect OEM-grade service too. This investment in the ownership experience is another example of how we build and deepen trusted relationships and drive repeat orders like the ones we have seen from Purolator.
Built to Win
We believe we can reach profitability at a volume representing less than 1% of our target market and that we have a plan to achieve it with trucks already deployed across North America’s largest fleets, a plant that can scale with minimal additional capital, and a product roadmap that directly addresses a key barrier to widespread adoption.
What’s Next
I want to be clear-eyed with you: we have real work ahead. We are not yet profitable. Our cash position requires disciplined management as we scale deliveries. The regulatory and policy environment for commercial EVs continues to evolve in ways that can help or complicate our planning and can quickly change. We intend to manage through these realities with transparency.
What I can tell you is that our thesis for combining Workhorse and Motiv and our belief in the opportunity ahead of us remains intact. We believe the medium-duty electric truck market is large, underserved with dated legacy products, and moving into a disruptive stage. Product market fit is becoming more proven as loyal customers with repeat orders operate our trucks at scale and our products accumulate millions of real-world miles. We have the manufacturing capacity, the product portfolio, and the team to grow into this opportunity.
I am grateful to our customers, our employees, and to you — our shareholders — for your continued confidence. I intend to keep earning it.
We appreciate your confidence in Workhorse and look forward to reporting on our continued progress.
Sincerely,
Scott Griffith
Chief Executive Officer, Workhorse Group Inc.
(1) State of Sustainable Fleets 2026, TRC Companies
(2) https://www.act-news.com/news/ev-market-enters-its-next-phase/
(3) Based on 2025 full-year operations of ICE and electric trucks operated in Stables by Workhorse, which operates a FedEx ISP fleet delivering nearly 560,000 packages annually.
(4) US Energy Information Administration Ohio Week of May 4. EV rate: Choose Energy OH commercial rate, May 1, 2026

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
Dear Workhorse Stockholders:
On behalf of the Board of Directors, I am pleased to invite you to attend the 2026 annual meeting of stockholders of Workhorse Group Inc. (the “Annual Meeting”), to be held on June 29, 2026, at 9:00 a.m. Eastern Time. The Meeting will be held only in a virtual meeting format via a live webcast. You will be able to listen to the meeting live, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/WKHS2026 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.
The purpose of the Annual Meeting is to consider and vote on the following matters:
•	Elect the seven director nominees listed in the accompanying proxy statement;
•	Approve, on an advisory basis, the compensation of our named executive officers;
•	Ratify the appointment of Carr, Riggs & Ingram, L.L.C. as our independent auditors for the fiscal year ending December 31, 2026;
•	Approve the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan; and
•	Transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of 2026 Annual Meeting of Stockholders.
Only stockholders of record at the close of business on May 8, 2026 may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.
Your vote is important to us. We encourage you to carefully review the proxy materials and vote your shares promptly, even if you plan to virtually attend the Annual Meeting. You may cast your vote over the Internet, by telephone, by mail or during the Annual Meeting. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
Thank you for your continued support.
For the Board of Directors,

/s/ Scott Griffith

Scott Griffith
Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 29, 2026: This notice of annual meeting, the accompanying proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com. We are making these materials available beginning on or about May 20, 2026.

Forward-Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this proxy statement, are forward-looking statements. Some of these statements may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “targets”, “projects”, “contemplates”, “predicts”, “potential”, “continue”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, or “be achieved”.
Forward-looking statements are based on the opinions and estimates of management of Workhorse as of the date such statements are made, and are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some factors that could cause actual results to differ include our ability to raise capital to fund our operations and to maintain access to our current debt facilities; our ability to achieve the expected synergies and/or efficiencies from our operations and as a result of the Motiv/Workhorse merger; our ability to reduce the cost to build our vehicles; our ability to deliver vehicles as contracted; our ability to further develop and bring to market new products as planned; changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business, including demand for electric trucks and our cost of production; and our ability to maintain compliance with Nasdaq rules and otherwise maintain our listing of securities on Nasdaq.
Additional information on these and other factors that may cause actual results and Workhorse’s performance to differ materially is included in Workhorse’s periodic reports filed with the SEC, including Workhorse’s Annual Report on Form 10-K for the year ended December 31, 2025 including those factors described under the heading “Risk Factors” therein, and Workhorse’s subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements. These forward-looking statements are made only as of the date hereof, and Workhorse undertakes no obligations to update or revise the forward-looking statements except as required by law.

WORKHORSE GROUP INC.
48443 Alpha Drive #190
Wixom, Michigan 48393
2026 PROXY STATEMENT

GENERAL INFORMATION
The Board of Directors (the “Board”) of Workhorse Group Inc. (“Workhorse,” the “Company,” “we” or “us”) is making this proxy statement (this “Proxy Statement”) available to you in connection with the solicitation of proxies for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on June 29, 2026 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/WKHS2026. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting.
At the Annual Meeting, our stockholders will:
(1)	vote to elect the seven director nominees listed herein;
(2)	vote to approve, on an advisory basis, the compensation of our named executive officers;
(3)	vote to ratify the appointment of Carr, Riggs & Ingram, L.L.C.as our independent auditors for the fiscal year ending December 31, 2026;
(4)	vote to approve the Workhorse Group Amended and Restated 2023 Long-Term Incentive Plan; and
(5)	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.
Only stockholders of record at the close of business on May 8, 2026 (the “Record Date”) may vote at the Annual Meeting.
We are taking advantage of Securities and Exchange Commission (the “SEC”) rules that permit us to furnish proxy materials to our stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request them by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), via the Internet, as well as how to vote online. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about May 20, 2026.
YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.
By submitting your proxy using any of the methods above, and as specified in the Notice, you authorize each of Scott Griffith, our Chief Executive Officer, and Josh Anderson, our Executive Vice President of Operations, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Why am I being provided with these materials?
We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting, to be held on June 29, 2026, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made such Notice, this Proxy Statement and the Annual Report (together, the “Proxy Materials”) available to you on the Internet or (2) delivered printed versions of the Proxy Materials, including a proxy card, to you by mail.
How can I attend and vote at the Annual Meeting?
To attend and vote at the Annual Meeting you need to access the meeting via live audio webcast at www.virtualshareholdermeeting.com/WKHS2026 using the 16-digit control number included on your Notice, on your proxy card, or on the voting instruction form. Online check-in will begin approximately 15 minutes prior to the scheduled meeting time, and we recommend that you log in to the virtual Annual Meeting during this timeframe to ensure you are logged in when the meeting starts.
Attendance at the Annual Meeting will not, by itself, result in any vote or revocation of vote. You must follow the instructions at www.virtualshareholdermeeting.com/WKHS2026 to vote your shares at the Annual Meeting. Even if you intend to attend the Annual Meeting online, we encourage you to vote before the deadlines described elsewhere in this proxy statement. If your shares are held in “street name,” meaning the shares are held by a bank, brokerage firm or other nominee, and you did not receive a 16-digit control number, please contact your broker, bank or other similar organization to obtain instructions as to how to participate in or vote at the Annual Meeting.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by proxy before the Annual Meeting through one of the following three methods:
•	By Telephone - Call 1-800-690-6903 and follow the instructions provided by the recorded message.
•	By Internet - You can vote over the Internet by going to www.proxyvote.com.
•	By Mail – If you receive a paper copy of the proxy materials, you can vote by mail by signing, dating, and returning the proxy card included in the printed proxy materials.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on June 28, 2026.
If your shares are held in the name of a bank, brokerage firm, or other nominee, you will receive instructions from the bank, brokerage firm or other nominee as to how you may vote and should follow those instructions in order for your shares to be voted.
What am I voting on at the Annual Meeting?
At the Annual Meeting, there are four proposals scheduled to be voted on:
•	Proposal 1: Election of the seven director nominees listed in this Proxy Statement;
•	Proposal 2: Approval, on an advisory basis, of the compensation of our named executive officers;
•	Proposal 3: Ratification of the appointment of Carr, Riggs & Ingram, L.L.C. as our independent auditors for the fiscal year ending December 31, 2026; and
•	Proposal 4: Approval of the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan.
In addition, stockholders may transact other business that may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.
Who is entitled to vote?
Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. Each holder of common stock, par value $0.001 per share (the “Common Stock”) on the Record Date is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 10,893,400 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a record holder and holding shares of Common Stock in street name?
A record holder holds shares in their or its name through our transfer agent, Empire Stock Transfer, Inc. A “beneficial owner,” is a person or entity that holds their or its shares in “street name,” meaning the shares are held of record in the name of a bank, broker or other nominee on that person or entity’s behalf.
Am I entitled to vote if my shares are held in street name?
If your shares are held in street name, the Notice or a voting instruction form will be forwarded to you by your bank, broker or other nominee. You may vote by directing your bank, broker or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”
Under applicable rules, if you do not give instructions to your bank, broker or other nominee, it may vote on matters that are considered “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Proposal 3, the ratification of our independent auditor, is a routine matter, but Proposals 1, 2, and 4, the election of directors, the approval of executive compensation, and the Amended and Restated Long-Term Incentive Plan, are considered to be non-routine matters, so your bank, broker or other nominee cannot vote your shares on Proposals 1, 2 and 4 unless you provide voting instructions for these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, resulting in a “broker non-vote.”
How many shares must be present to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present or represented and entitled to vote for purposes of determining a quorum.
What does it mean if I receive more than one Notice or proxy card?
Receiving more than one Notice or proxy card generally means that you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card that you receive.
Can I revoke my proxy or change my vote after I submit my proxy?
Yes, you may revoke or change your vote after submitting your proxy. If you are a record holder, you may revoke or change your proxy submitted before the Annual Meeting for any reason by:
•	voting in person at the Annual Meeting;
•	submitting a later-dated proxy online (your last vote before the Annual Meeting begins will be counted); or
•	sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of the Company, c/o Workhorse Group Inc., 48443 Alpha Drive #190, Wixom, Michigan 48393.
If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy.

How many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:

Proposal	Vote Required	Effect of Broker Non-Votes	Effect of Abstain Vote
Proposal 1 — Election of Director Nominees	Majority of votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote	No effect	Vote Against
Proposal 2 — Approval, on an Advisory Basis, of Named Executive Officer Compensation	Majority of votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote	No effect	Vote Against
Proposal 3 — Ratification of the Appointment of Auditors	Majority of votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote	N/A (uninstructed shares may be voted in broker’s discretion)	Vote Against
Proposal 4 — Approval of the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan	Majority of votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote	No effect	Vote Against

The Board of Directors unanimously recommends that you vote “FOR” each of the proposals.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the persons named in the form of proxy card who you have authorized to represent you and vote your shares at the Annual Meeting will vote your shares in accordance with their best judgment.
Who will pay for the cost of the proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners (i.e. shares held in street name) and will be reimbursed for their reasonable expenses.
What is the Merger?
On December 15, 2025 (the “Closing Date”), we consummated the merger, pursuant to the terms of the Agreement and Plan of Merger, dated August 15, 2025 (the “Merger Agreement”), pursuant to which Motiv Power Systems, Inc., a Delaware corporation (“Motiv”) became our wholly owned subsidiary (the “Merger”).
Motive GM Holdings II LLC, a Delaware limited liability company and previously Motiv’s controlling stockholder and largest creditor (“MGMH”), received all of the shares of our Common Stock that were issued in the Merger, resulting in a change in control of our ownership and MGMH becoming our controlling stockholder, holding approximately 60.9% of our shares outstanding.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board is nominating seven (7) directors for election to serve until the next annual meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
The Company’s current directors are Matthew O’Leary, Scott Griffith, Raymond J. Chess, Alan Henricks, Pamela S. Mader, Paul Savoie and Desi Ujkashevic, each of whom is being nominated for election at the Annual Meeting. Each of the nominees has agreed to stand for election and has indicated he or she is willing to serve as a member of the Board. There are no family relationships among our directors and director nominees, or between our directors, director nominees and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director was or is to be selected as a director or officer.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2026
The following information describes the offices held and other business directorships of each director nominee. The ages of the directors are as of the date of the Annual Meeting.
Matthew O’Leary, 71, has served as a director and Chairman of Workhorse since December 2025, and prior to that, had served as a director of Motiv Power Systems, Inc. (“Motiv”), which was acquired by Workhorse in December 2025, since November of 2016. Mr. O’Leary served as Executive Chairman of Motiv from June 2021 until December 2025, Chairman and Chief Executive Officer of Motiv from February 2019 until June 2021, and Chairman of Motiv from July 2018 until January 2019. From 1992 until September 2015, Mr. O’Leary held various positions at Ford Motor Company, including Chief Engineer, Director of Corporate Strategy, Product Development Director and Vehicle Line Director. Mr. O’Leary holds a B.S. in Mechanical Engineering from the University of Michigan - Dearborn, and an M.S. in Management from the Massachusetts Institute of Technology. Mr. O’Leary has also authored multiple publications regarding vehicle handling.
Mr. O’Leary has been selected to serve on the Combined Company’s board of directors due to his extensive experience in leadership positions and in the automotive industry.
Scott Griffith, 67, has served as Chief Executive Officer and a director of Workhorse since December 2025, and prior to that, served as Chief Executive Officer and a director of Motiv from March 2024 through December 2025. From November 2019 to September 2022, he served as the Chief Executive Officer of the Autonomous Vehicles (AV) and Mobility Businesses at Ford Motor Company. In that role, he led Ford’s investments and operations in Level 4 autonomous vehicles as well as oversight of several new hardware and software businesses in Ford’s “new mobility” segment. From April 2014 until October 2021, Mr. Griffith was an Executive in Residence at General Catalyst Partners, a venture and growth capital firm. In connection with that role, he served as Chairman at Envoy Global, Inc, a global immigration services provider, and TrueMotion, Inc., which operates an AI-based platform that scores driving behavior. Previously, Mr. Griffith served as Chairman and Chief Executive Officer of Zipcar, Inc., a car-sharing company, and held roles with The Parthenon Group, a business strategy firm, The Boeing Company, an aerospace manufacturer, and Hughes Electronics, an electronics and aerospace manufacturer. Mr. Griffith has served as a director of EVgo Inc. (NASDAQ: EVGO), a public electric vehicle fast charging provider, since April 2024. Mr. Griffith holds a B.S. in engineering from Carnegie Mellon University and an MBA from The University of Chicago Booth School of Business. He serves on the Advisory Council for the Polsky Center for Entrepreneurship and Innovation at The University of Chicago.
Mr. Griffith’s experience in the electric vehicle and automotive industry, along with his experience working with public companies, makes him well suited to serve as Chief Executive Officer and a director of the Combined Company.
Pamela S. Mader, 62, has served as a director of Workhorse since 2020. Ms. Mader brings over three decades of automotive, manufacturing, and consultancy experience, with an accomplished track record in leading Fortune 100 manufacturing organizations and driving growth in entrepreneurial companies. Prior to 2020, Ms. Mader served as Vice President of Consulting at Belcan Consulting, Engineering, and Technical Services, LLC. From 2012 through 2018, Ms. Mader held various executive positions leading manufacturing advisory services with Allegiant International, LLC. As Vice President of Internal Operations, she led purchasing and supplier management, sales and marketing, HR and talent acquisition, and customer relations. Ms. Mader drove significant growth in supply chain advisory services in the US market, while also expanding the business into Mexico and Europe. From 1986 through 2010, Ms. Mader held positions of increasing responsibility within General Motors, including Plant Manager of several General Motors’ assembly, stamping, and powertrain operations. Ms. Mader led plants with more than

4,500 employees, producing award winning, segment leading vehicles. She was recognized in Automotive News’ 100 Leading Women and is a Distinguished Alumnus of Purdue University. Ms. Mader received a Bachelor of Science degree in Organizational Leadership from Purdue University and serves as a Board Member for Purdue University, College of Polytechnic.
Ms. Mader’s extensive automotive industry and manufacturing experience, together with her experience with emerging growth companies, positions her well to serve as a member of the Workhorse Board and its committees.
Raymond J. Chess, 68, has served as a director of Workhorse since 2014. Mr. Chess has more than 40 years of experience in the automotive industry. Mr. Chess joined General Motors in 1980, and during his 37 years with General Motors, he held ever-increasing roles and responsibilities in both manufacturing and product development. While in manufacturing, Mr. Chess held key positions in both plant floor operations and manufacturing engineering such as Chief Manufacturing Engineer and Executive Director of Stamping and Assembly. While in product development, Mr. Chess was a Vehicle Line Executive, where he led global cross functional responsibilities for General Motors’ commercial truck line from 2001 to 2009 and General Motors’ cross over segment from 2009 through 2012. Upon retirement from General Motors, he formed his own engineering consulting company. Mr. Chess serves on the Board of Directors of Rush Enterprises, Inc. (NASDAQ: RUSHA), a commercial vehicle industry solutions provider. Mr. Chess holds a Bachelor of Science degree in Mechanical Engineering from Kettering University and a Master of Business Administration degree from Indiana University. He started working with Workhorse in 2013 on our advisory board, was then elected to our Board of Directors and served as our Chairman from 2016 to 2025.
Mr. Chess’s extensive industry knowledge and executive experience in the automotive industry, together with his experience on other public company boards, position him well to serve as our Chairman and a member of our committees.
Alan S. Henricks, 75, has served as a director of Workhorse since August 2025 and prior to that, served as a director of Motiv since June 2014. Mr. Henricks is a seasoned business executive and board member with extensive experience in finance, corporate governance, and scaling growth companies. Over his career, he has held leadership and board positions at technology and high-growth organizations, including current service on the boards of OpenSpace and ChowNow. He previously served on the boards of public companies including Roku, Model N, A10 Networks, and Ellie Mae. He has also held CFO and consulting CFO roles at Pure Digital Technologies, Maxim Integrated Products, Ring, Tile, and Interwoven, where he guided them through IPOs, acquisitions, and market expansion. In his board work, he has served as Lead Independent Director, Audit Committee Chairman, and Compensation Committee Chairman. He holds a B.S. in Engineering from the Massachusetts Institute of Technology and an MBA from the Stanford Graduate School of Business. He has been a Board Leadership Fellow of the National Association of Corporate Directors for over a decade.
Mr. Henricks’ extensive background and experience with technology companies, as well as his experience as an audit committee member of several companies, positions him well to serve as a member of the Workhorse Board and its committees.
Paul Savoie, 60, has served as a director of Workhorse since December 2025, and prior to that, served as a director of Motiv since June 2014. Since 2013, Mr. Savoie has served as Chief Executive Officer of Savoie Capital LLC. Mr. Savoie is also a former member of the Chicago Board Options Exchange (“CBOE”), the Chicago Board of Trade (“CBOT”) and the Chicago Mercantile Exchange (“CME”). From 2002 to 2009, Mr. Savoie led the development and deployment of automated high frequency proprietary trading strategies on the CBOE, the CBOT, the CME and other exchanges.
Mr. Savoie brings to our board of directors significant experience in financial management and extensive knowledge of public exchanges.
Desi Ujkashevic, 59, has served as a director of Workhorse since December 2025, and prior to that, was a director of Motiv since October 2024. Since March 2022, Ms. Ujkashevic has served as Senior Director, Hardware Engineering at Apple, Inc. Prior to that, Ms. Ujkashevic was employed by Ford Motor Company for over 30 years, and held a series of positions there, including, most recently, Global Director, Automotive Safety Office and Director of North American Programs - Engineering. Ms. Ujkashevic holds a B.S.E in Electrical Engineering, an M.B.A. in Finance & Marketing and an M.S.E. in Industrial & Systems Engineering, each from the University of Michigan.

Ms. Ujkashevic brings to our board of directors leadership experience through her various roles at Ford Motor Company and Apple, Inc., as well as extensive knowledge of and experience with the automotive industry.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Overview
The Board directs and oversees the management of the business and affairs of the Company and carries out its oversight responsibilities through meetings and actions of the Board and its three standing committees: the Audit Committee, the Human Resource Management and Compensation Committee, and the Nominating and Corporate Governance Committee.
Controlled Company
Our ownership structure currently qualifies us as a “controlled company” under the applicable rules of The Nasdaq Stock Market (the “Nasdaq Rules”).
Under the Nasdaq Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and is exempt from certain corporate governance requirements that would otherwise require the Company to have (1) a majority of independent directors; (2) a compensation committee comprised solely of independent directors; (3) a nominating committee comprised solely of independent directors; and (4) director nominees selected, or recommended for selection, by the nominating committee. The Company currently relies on certain of these exemptions, as noted below.
Director Independence
The Board has affirmatively determined that each of Matthew O’Leary, Raymond J. Chess, Alan Henricks, Pamela S. Mader, and Desi Ujkashevic, is an “independent director” as that term is defined in the Nasdaq Rules. The Nasdaq Rules provide that an “independent director” is a person other than an executive officer or employee of a company or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, the Board affirmatively determined that each of Jacqueline A. Dedo, William G. Quigley III, Austin Scott Miller, Dr. Jean Botti, each of whom served as a member of the Board during 2025 prior to the Merger, was an independent director under the Nasdaq Rules.
The Board has also determined that each member of the Audit Committee and Nominating and Corporate Governance Committee meets the independence standards applicable to those committees prescribed by Nasdaq and the SEC. In making these determinations, the Board considered all relationships between the Company and the directors. The Company relies on the “controlled company” exemption to the independence requirements for the Human Resource Management and Compensation Committee under the Nasdaq rules, as further discussed below under “Board Committees ——Human Resource Management and Compensation Committee.”
Board Leadership Structure and Role in Risk Oversight
Our Board has discretion to determine whether to separate or combine the roles of Chairman and Chief Executive Officer. Given the demanding nature of these positions, the Board currently believes it is appropriate to separate the positions of Chairman and Chief Executive Officer. Our Chairman presides over all meetings of the Board, including executive sessions when held. He briefs the Chief Executive Officer on issues arising in executive sessions and communicates frequently with him on matters of importance. He has responsibility for shaping the Board’s agenda and consults with all directors to ensure the Board agendas and Board materials provide the Board with the information needed to fulfill its responsibilities. From time to time, he may also represent the Company in interactions with external stakeholders at the discretion of the Board.
The Board has overall responsibility for risk oversight, and assesses on an ongoing basis the risks faced by the Company in executing its business plans. These risks include financial, technological, cybersecurity exposures and the steps management has taken or plans to take with respect to these exposures, as well as competitive and operational risks and exposures. The Board receives updates from management on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks.
The Board dedicates time to review and consider the relevant risks that need to be addressed at the time of the Board meeting. In addition to the full Board, the Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures. In particular, the Audit Committee reviews and discusses with management any significant risks or exposures with respect to risk assessment and risk management and assesses any steps taken to monitor and control such risks. The Human Resource Management and Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. The Nominating and Corporate Governance Committee is responsible for overseeing risk related to our governance processes. Each of the Board’s Committees reports its findings to the full Board for consideration. Each Committee reports its findings to the full Board for consideration.
The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.
Board Committees
The following table summarizes the current membership of each of the standing committees of the Board.

	Audit Committee	Human Resource Management and Compensation Committee	Nominating and Corporate Governance Committee
Matthew O’Leary		X	X
Scott Griffith
Raymond J. Chess		X	X
Alan Henricks	Chair
Pamela S. Mader	X	Chair
Paul Savoie		X
Desi Ujkashevic	X		Chair

Audit Committee
The members of the Audit Committee are Alan Henricks (Chair), Pamela S. Mader, and Desi Ujkashevic. The Board has determined that the members are all “independent directors” as defined by the Nasdaq Rules applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act. In addition, Mr. Henricks is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and demonstrates “financial sophistication” as defined by Nasdaq Rules. The Audit Committee assists the Workhorse Board in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors. The Audit Committee’s principal functions include:
•
reviewing our annual audited consolidated financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our consolidated financial statements;

•
reviewing our quarterly consolidated financial statements with management and our independent auditors prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly consolidated financial statements;

•	recommending to the Workhorse Board the appointment of, and continued evaluation of the performance of, our independent auditors;
•	approving the fees to be paid to our independent auditors for audit services and approving the retention of our independent auditors for non-audit services and all fees for such services;
•	reviewing periodic reports from our independent auditors regarding our independent auditors’ independence, including discussion of such reports with the independent auditors;
•	reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures;
•
reviewing with our management and legal counsel legal matters that may have a material impact on our consolidated financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies;

•	reviewing proposed related party transactions;
•	overseeing our internal audit function;
•	overseeing our risk management policies and risk management framework, including our enterprise risk management program;
•	overseeing our cybersecurity, data and privacy risks and the Company’s cybersecurity risk management program; and
•	reviewing the overall adequacy and effectiveness of our regulatory and ethics and compliance programs.
During 2025, the Audit Committee met 14 times. A copy of the Audit Committee’s charter is posted on Workhorse’s website at www.workhorse.com in the “Investors” section of the website.
Human Resource Management and Compensation Committee
Our Human Resource Management and Compensation Committee consists of Pamela S. Mader (Chair), Raymond Chess, Matthew O’Leary and Paul Savoie. The Board has determined that each of Ms. Mader, Mr. Chess and Mr. O’Leary is an “independent director” as defined by the Nasdaq rules applicable to members of a compensation committee. Mr. Savoie is not an “independent director.” The Company relies on the exemption as provided under Section 5615 of the Nasdaq Rules, such that, as a “controlled company,” the Company is exempt from the requirement that the compensation committee be comprised solely of independent directors. The Human Resource Management and Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as director compensation. The Human Resource Management and Compensation Committee also administers our equity incentive plans. The Human Resource Management and Compensation Committee works with our Chairman and Chief Executive Officer and reviews and recommends to the Board compensation decisions regarding senior management including compensation levels and equity incentive awards. The Human Resource Management and Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Human Resource Management and Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities. The Human Resource Management and Compensation Committee is responsible for developing our executive compensation philosophy and reviewing and recommending to the Board for approval all compensation policies and compensation programs for the executive team.
The responsibilities of the Human Resource Management and Compensation Committee, as stated in its charter, include the following:
•	assisting the Workhorse Board in its oversight of our policies and strategies relating to culture, diversity and inclusion, and talent development programs;
•	overseeing our ESG program relating to human resources matters;
•	reviewing and approving the Company’s compensation guidelines and structure;
•	reviewing and recommending to the Workhorse Board on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer;
•	overseeing an annual review by the Workhorse Board on succession planning for our executive officers other than our CEO;
•
reviewing on an annual basis the potential risk to us from our compensation programs and policies, including any incentive plans, and whether such programs and policies incentivize unnecessary and excessive risk taking; and

•	periodically reviewing and making recommendations to the Board regarding the compensation of non-employee directors.
During 2025, the Human Resource Management and Compensation Committee met 1 time. A copy of the charter is posted on Workhorse’s website at www.workhorse.com in the “Investors” section of the website.

Independent Consultant
The Human Resource Management and Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to provide independent compensation consulting support. Meridian has provided market information on compensation trends and practices and makes compensation recommendations based on competitive data of a peer group of companies. Meridian provides analyses and recommendations that inform the compensation committee’s decisions but does not decide or approve any compensation actions. The engagement of any compensation consultant rests exclusively with the Human Resource Management and Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. The Human Resource Management and Compensation Committee has assessed the independence of Meridian and concluded that no conflicts of interest exist that would prevent Meridian from providing independent and objective advice to the Human Resource Management and Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Desi Ujkashevic (Chair), Raymond J. Chess and Matthew O’Leary. Our Board has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” as defined by the rules of Nasdaq. The Nominating and Corporate Governance Committee is generally responsible for recommending to the Board policies, procedures, and practices designed to help ensure that our corporate governance policies, procedures, and practices continue to assist the Board and our management in effectively and efficiently promoting the best interests of our stockholders. The Nominating and Corporate Governance Committee is also responsible for selecting and recommending for approval by the Workhorse Board a slate of director nominees for election at each of our annual meetings of stockholders; recommending to the Workhorse Board the composition and chairs of the Workhorse Board committees; and recommending to the Workhorse Board director nominees to fill vacancies or new positions on the Workhorse Board or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law. The Nominating and Corporate Governance Committee’s principal functions include:
•	developing and maintaining our Corporate Governance Guidelines;
•	evaluating the performance of the Workhorse Board and its committees;
•	overseeing an annual review by the Workhorse Board on succession planning for our CEO and members of the Workhorse Board;
•	overseeing our ESG program, except relating to human resources policies and procedures;
•	periodically reviewing and evaluating our policies on insider trading and internal controls related thereto; and
•
selecting and recommending a slate of director nominees for election at each of our annual meetings of the stockholders and recommending to the Workhorse Board director nominees to fill vacancies or new positions on the Workhorse Board or its committees that may occur from time to time.

During 2025, the Nominating and Corporate Governance Committee met 3 times. A copy of the Nominating and Corporate Governance Committee’s charter is posted on Workhorse’s website at www.workhorse.com in the “Investors” section of the website.
In identifying potential independent candidates for the Workhorse Board with significant senior-level professional experience, the Nominating and Corporate Governance Committee solicits candidates from the Workhorse Board, senior management and others and may engage a search firm in the process. The Nominating and Corporate Governance Committee reviews and narrows the list of candidates and interviews potential nominees. The final candidate is also introduced and interviewed by the Workhorse Board and the Chairman. In general, when considering whether to recommend a particular candidate for inclusion in the Workhorse Board slate of recommended director nominees, the Nominating and Corporate Governance will apply the criteria set forth in our Corporate Governance Guidelines. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to the Workhorse Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Workhorse Board to fulfill its responsibilities. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our Nominating and Corporate Governance Committee. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process and applying substantially the same criteria, as it follows for candidates submitted by others.
Nomination of Directors
As provided in its charter and as described above, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials.
Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:
•	high personal and professional ethics and integrity;
•	the ability to exercise sound judgment;
•	the ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and
•	the appropriate and relevant business experience and acumen.
The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the committee. The Nominating and Corporate Governance Committee does not plan to change the manner in which the committee evaluates nominees for election as a director based on whether the nominee has been recommended by a stockholder or otherwise.
The Nominating and Corporate Governance Committee does not have a formal policy relating to diversity among directors. In considering new nominees and whether to re-nominate existing members of the Workhorse Board, the committee seeks to achieve a board with strengths in its collective knowledge and a broad diversity of perspectives, skills and business and professional experience. Among other items, the committee looks for a range of experience in strategic planning, sales, operations, finance, executive leadership, industry and similar attributes. The diversity of the Workhorse Board members satisfies Nasdaq’s board diversity objective.
At least a majority of the directors on the Workhorse Board must be “independent directors” as defined by Nasdaq rules.
Attendance at Board and Stockholder Meetings
During 2025, the Board met 40 times. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she was a director, with the exception of Austin Scott Miller who attended 72% of the board meetings held while he was a director; and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served as a director.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq Rules, our Corporate Governance Guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present no less than four times a year.
Corporate Governance Guidelines and Code of Ethics
The Board has adopted Corporate Governance Guidelines that address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of the Board and corporate governance policies and standards applicable to us in general. Additionally, we have adopted a Code of Ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer, and covers a broad range of topics, including data security, compliance with laws, restrictions on gifts, and conflicts of interest. All salaried employees are required to affirm from time to time in writing their acceptance of, and compliance with, the Code of Ethics. Amendments and waivers to the Code of Ethics must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive amendments) on our website. The full text of our Corporate Governance Guidelines and Code of Ethics are posted on our website at https://ir.workhorse.com.
Insider Trading Policy
The Company maintains an Insider Trading Policy that applies to all directors, officers, employees, and certain designated consultants and contractors. This policy is designed to prevent trading in the Company’s securities while in possession of material nonpublic information and to ensure compliance with applicable securities laws, including the Securities Exchange Act of 1934, as amended, and SEC regulations.
Under the policy, covered individuals are prohibited from:
•	Buying or selling the Company’s securities while aware of material nonpublic information.
•	Disclosing material nonpublic information to others who may use that information to trade.
•	Engaging in hedging transactions or speculative trading involving the Company’s securities.
•	Conducting transactions during blackout periods, unless pre-approved under an approved 10b5-1 trading plan.
The Company regularly reviews and updates its Insider Trading Policy to reflect regulatory changes and best practices. Training on compliance with the policy is provided to applicable personnel, and violations may result in disciplinary action, including termination of employment. Although the Company is not subject to the Insider Trading Policy, the Company’s policy is to comply with applicable law when transacting in its securities. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Form 10-K.
Communications with Directors
Stockholders and other interested parties may communicate with the Board by mail addressed as follows:
Workhorse Group Inc.
48443 Alpha Drive #190,
Wixom, Michigan 48393
(888) 646-5205
Attention: Corporate Secretary
The Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

DIRECTOR COMPENSATION
Our non-employee directors are generally eligible to receive compensation for services they provide to us consisting of cash retainers and equity compensation as described below. During 2025, each non-employee director of the Company prior to the Merger was eligible to receive an annual Board retainer of $75,000. The Chairman received an additional retainer of $25,000. In addition to cash compensation, non-employee directors prior to the Merger were eligible to receive annual equity-based compensation consisting of restricted stock awards with an aggregate grant date value equal to $100,000 or, in the case of the Chairman, $125,000. Each non-employee director was also reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees. All of the restricted stock awards granted in 2025 vested in full as of the effective date of the Merger.
In May 2026, the Board of Directors adopted a new Non-Employee Director Compensation Policy, pursuant to which each non-employee director will receive cash and equity compensation as described below. Additionally, non-employee director will be reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees.
Cash Compensation
Commencing upon the Closing Date of the Merger, each non-employee director receives the following cash compensation, earned and payable in arrears in equal quarterly installments:
Annual Board Service Retainer (all non-employee directors): $75,000
Annual Committee Chair Service Additional Retainers:
•	Chair of the Audit Committee: $20,000
•	Chair of the Human Resource Management and Compensation Committee: $15,000
•	Chair of the Nominating and Corporate Governance Committee: $10,000
Annual Non-Executive Chair Service Additional Retainer: $25,000
Equity Compensation
2026 Annual Meeting Grants: Contingent upon stockholder approval of the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan pursuant to Proposal 4, each of our non-employee directors will automatically receive the following equity awards immediately following the filing of the Form S-8 registration statement covering the additional shares approved for the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan, subject to their continued services through the applicable grant date:
•
The Non-Executive Chair will be automatically granted a restricted stock unit award (an “RSU”) in respect of a number of shares of Common Stock having a target value of $125,000, and each non-employee director other than the Non-Executive Chair will automatically receive an RSU in respect of a number of shares of the Common Stock having a target value of $100,000, in each case as calculated based on the greater of the following values: (i) $4.00 per share, or (ii) the average closing price of the underlying Common Stock for the 20 trading days prior to and ending on the date of the Annual Meeting, which grants are referred to as the “2026 Annual Grants”, and

•
The Non-Executive Chair will be automatically granted an RSU with respect to 6,855 shares of Common Stock, and each non-employee director other than the Non-Executive Chair will automatically be granted an RSU with respect to 5,484 shares of Common Stock, in each case that is immediately fully vested upon grant, in consideration of their services provided from December 15, 2025 through the date of the Annual Meeting.

The 2026 Annual Grants will vest on the earlier of (i) the date of the 2027 annual meeting of stockholders (or the date immediately prior to such date if the Non-Employee Director’s service as a director ends at such 2027 annual meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of the 2026 Annual Meeting.
Initial Appointment Grants: Upon first appointment to the Board on any date following the Annual Meeting, at the close of business on the day of such appointment, the Non-Executive Chair will automatically be granted an RSU with a target value of $125,000, and each non-employee director other than the Non-Executive Chair will be automatically granted an RSU with a target value of $100,000, in each case as calculated based on the average closing price of the underlying Common Stock for the 20 trading days prior to and ending on the date of grant. However, if the initial appointment date occurs on a date other than the date of an annual meeting, the number of Initial RSUs granted shall be pro-rated for the number of full and partial months of service provided prior to the month that includes the date on which the next annual meeting is scheduled to occur or if the date of the next annual meeting has not yet been set, the date that is the one-year anniversary of the prior year’s annual meeting (or such other date as the Board or Compensation Committee may reasonably determine no later than the date of such appointment). Such RSUs will vest on the earlier of the date of the next annual meeting or the first anniversary of the date of grant, subject to continuous service through the vesting date.
Annual Equity Grants: At the close of business on the date of each annual meeting of stockholders commencing with the 2027 annual meeting, the Non-Executive Chair will automatically be granted an RSU with a target value of $125,000, and each non-employee director other than the Non-Executive Chair will be automatically granted an RSU with a target value of $100,000,as calculated based on the average closing price of the underlying Common Stock for the 20 trading days prior to and ending on the date of grant. Such RSUs will vest on the earlier of the date of the next year’s annual meeting (or the date immediately preceding such date if the non-employee director is not re-elected at such annual meeting) or the first anniversary of the date of grant, subject to continuous service through the vesting date.
Non-Employee Director Compensation Table
The following table summarizes the compensation for our non-employee directors in 2025. For compensation paid to Mr. Griffith, our only employee director, please see the section titled “Executive Compensation.”

Name	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Raymond J. Chess	98,910	125,000	223,910
Pamela S. Mader	75,000	100,000	175,000
Jacqueline A. Dedo(2)	71,740	100,000	171,740
William G. Quigley III(2)	71,740	100,000	171,740
Austin Scott Miller(2)	71,740	100,000	171,740
Dr. Jean Botti(2)	71,740	100,000	171,740
Matthew O’Leary(3)	4,350	—	4,350
Alan Henricks(4)	28,130	37,500	65,630
Paul Savoie(3)	3,260	—	3,260
Desi Ujkashevic(3)	3,260	—	3,260

(1)
The amounts reflected in the “Stock Awards” column represent the grant date fair value of restricted stock awards granted to our non-employee directors, as computed in accordance with FASB ASC Topic 718. All of the restricted stock units vested on December 15, 2025, the effective date of the Merger.

(2)	Resigned from the Board of Directors on December 15, 2025. Cash amounts represent pro-rated cash compensation under the director compensation program from January 1, 2025 to December 15, 2025.
(3)
Messrs. O'Leary and Savoie and Ms. Ujkashevic were appointed to our board on December 15, 2025 in connection with the Merger Closing. The amounts reported in the table represent the pro-rated amount of the 2025 annual cash retainer under the director compensation program.

(4)
Reflects Mr. Henricks’ pro-rated cash compensation under the director compensation program from August 2025, when Mr. Henricks joined the Board. Mr. Henricks’ stock award represents his pro-rated restricted stock unit award pro-rated from the date he joined the Board in August 2025.

EXECUTIVE OFFICERS
The following table sets forth the name, age and position(s) of each of our executive officers. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among our directors and executive officers.

Name	Age	Title
Scott Griffith	67	Director, Chief Executive Officer
Robert M. Ginnan	63	Chief Financial Officer
Joshua J. Anderson	50	Executive Vice President of Operations
James Griffin	49	Chief Revenue Officer
W. Scott Zion	58	Chief Product and Engineering Officer

The biography of Mr. Griffith, our Chief Executive Officer, appears above under “Proposal 1: Election of Directors — Nominees for Election to The Board of Directors in 2026.”
Robert M. Ginnan has served as our Chief Financial Officer since January 2022. Mr. Ginnan has more than 20 years of senior finance and leadership experience. Prior to joining Workhorse, he most recently served as the Chief Executive Officer for privately held Family RV, the fifth largest RV dealer in the United States. Prior to serving as Chief Executive Officer of Family RV, he served as Chief Financial Officer, during which time revenues grew from $80 million to $200 million. Throughout his career, Mr. Ginnan has held positions of increasing responsibility in finance, ranging from plant to corporate levels. In these various roles, he has executed multiple accounting and information technology system installations and refined capital structures for firms in multiple industries. Mr. Ginnan received a Bachelor of Science degree in Accounting from the Ohio State University and a Master of Business Administration degree from Ashland University.
Joshua J. Anderson has served as our Executive Vice President of Operations since December 2025 and was our Chief Technology Officer from September 2021 until December 2025. Mr. Anderson has more than 25 years of experience in the EV and hybrid commercial vehicle space, with prior executive roles encompassing engineering, technology and intellectual property, business development and customer service. Prior to joining Workhorse, he most recently served in several capacities, including as Founder and President of Leiten beginning in 2019, a startup next-generation electric vehicle developer targeted at the medium duty chassis market, President of RexRover beginning in 2020, a final stage manufacturer and upfitter of work trucks and equipment, and President of DESCH Systems beginning in 2013, a design services firm focused on medium and heavy-duty truck and bus development and electrification. Prior to these roles, Mr. Anderson served as Executive Vice President of Engineering and Director of Research and Development at DesignLine Corporation from 2009 to 2013 and served in various capacities at Transportation Techniques between 1999 and 2008, including as Chief Technology Officer and Vice President of Vehicle Development. He holds a B.S. in Engineering from the Harvey Mudd College.
James Griffin has served as our Chief Revenue Officer since December 2025 and served at Motiv as Chief Revenue Officer from October 2024 until December 2025. Prior to that, Mr. Griffin served as Head of Fleet Electrification Sales North America at ChargePoint, from August 2023 until October 2024, and Senior Sales Director, North America at ChargePoint from March 2022 until August 2023. Mr. Griffin also served as Vice President of Business Development at Murphy-Hoffman Company from April 2021 until March 2022. Mr. Griffin has nearly 30 years of experience in commercial leadership across electric vehicles, fleet services and transportation.
W. Scott Zion has served as our Chief Product and Engineering Officer since December 2025 and served at Motiv as Chief Product and Engineering Officer from June 2025 until December 2025. Mr. Zion has more than 35 years of experience in the automotive industry, with prior roles encompassing engineering, technology, business development, executive management and customer service. Prior to joining Workhorse, he most recently served in several capacities, including as Chief Product Officer of Bollinger Motors from April 2024 until June 2025, various roles, including Head of Engineering and Director, at Xos Trucks from September 2021 until April 2024, and various roles, including General Manager, at Hino Motors Manufacturing USA, Inc. from June 2015 until April 2021. He holds a B.S.M.E. in Aerospace and Light Weight Structures from Rose-Hulman Institute of Technology, and a Masters in Engineering Management from Wayne State University.
Legal Proceedings
There are no material pending legal proceedings to which any of our directors or officers is party adverse to Workhorse or has a material interest adverse to Workhorse.

PROPOSAL 2: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, stockholders are entitled to an advisory (non-binding) vote on compensation of our named executive officers. We are seeking a non-binding advisory vote from stockholders to approve the compensation of our named executive officers, as set forth in more detail below in the section titled “Executive Compensation.” Consistent with the requirements of Section 14A of the Exchange Act, the vote on this proposal is not intended to address any specific element of compensation but, rather, the overall compensation of our Named Executive Officers (“NEOs”) and the philosophy, policies, and practices. The Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the tabular and narrative disclosure contained in this Proxy Statement, is hereby APPROVED.”
While this vote is advisory, and not binding on Workhorse, it provides valuable information to the Human Resource Management and Compensation Committee. The Board and the Human Resource Management and Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote in connection with future executive compensation arrangements.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY
BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents information concerning the total compensation of our named executive officers for each of the last two fiscal years. No disclosure is provided for fiscal years for which those persons were not named executive officers.

Name And Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott Griffith(5) Chief Executive Officer and Director	2025	13,542	—	—	—	325,000	338,542
Robert M. Ginnan Chief Financial Officer	2025	400,000	—	—	—	2,396	402,396
	2024	400,000	—	300,000	160,000	20,483	880,483
Josh Anderson(6) Executive Vice President of Operation	2025	331,631	—	—	—	1,343	332,974
Richard F. Dauch(7) Former Chief Executive Officer and Director	2025	783,000	—	100,000	—	1,001,396	1,884,396
	2024	780,000	—	1,815,000	624,000	132,468	3,351,468
James D. Harrington(8) Former General Counsel, Chief Compliance Officer, and Secretary	2025	376,446	—	—	—	376,396	752,842
	2024	375,000	—	281,250	150,000	21,809	828,059
Stan March(9) Former Vice President, Business Development	2025	272,671	—	—	—	301,393	574,064

1.
The amounts shown for 2025 reflect the salary actually earned and paid to each named executive officer in 2025. The amounts shown for 2024 reflect salary actually paid to each named executive officer in 2024 and earned salary deferred and remaining unpaid at the end of calendar year 2024. Effective March 4, 2024, the Company’s executive officers, including the fiscal 2024 named executive officers, agreed to defer 20% of their salaries to reflect a commitment to the Company and to align their compensation with the broader actions the Company is taking to reduce costs. On November 13, 2024, the Company’s Board of Directors approved the termination of the 20% salary deferral by the Company’s executive officers, effective for the pay period beginning on October 28, 2024. All previously deferred compensation was paid in July 2025. The amounts reflected in the table for 2024 include the deferred amounts ($102,000 for Mr. Dauch; $52,306 for Mr. Ginnan; and $49,035 for Mr. Harrington) which were paid in 2025.

2.
The amounts reflected in the “Stock Awards” column represent the grant date fair value of restricted stock granted to our NEOs, as computed in accordance with FASB ASC Topic 718. These awards vested on December 15, 2025, the effective date of the closing of the merger with Motiv Power Systems, Inc. (the “Merger Closing”).

3.
The amounts shown for 2024 represent the payout earned in 2024 for performance in 2024 under Workhorse’s Short-Term Incentive Plan (the “Short-Term Incentive Plan”). These amounts were paid as described in the Merger Agreement and related transaction documents. Messrs. Ginnan and Harrington received one-third of their respective payouts at the signing of the Merger Agreement with Motiv Power Systems, Inc. in August 2025 and received the remaining two-thirds of their respective payouts at the Merger Closing. Mr. Dauch will receive his payout upon completion of a new equity financing (the “Equity Financing”).

4.	The following table summarizes the amounts shown for 2025 in the All Other Compensation Column.

Name	Employer Paid Group Term Life Insurance Premiums ($)(1)	Transaction Bonus ($)(2)	Severance ($)(3)	Other ($)(4)	Total ($)
Scott Griffith	—	325,000	—	—	325,000
Robert M. Ginnan	396	—	—	2,000	2,396
Josh Anderson	343	—	—	1,000	1,343
Richard F. Dauch	396	—	1,000,000	1,000	1,001,396
James D. Harrington	396	—	375,000	1,000	376,396
Stan March	393	—	300,000	1,000	301,393

1.
Amounts reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to $100,000. Employees may purchase additional life insurance at the employee’s expense. Any additional life insurance the employee may purchase through the Company is payroll deducted.

2.	Amount reflects a transaction bonus Mr. Griffith earned in connection with the Merger Closing and which was paid to him shortly after the Merger Closing.
3.
These amounts include severance benefits payable in connection with their terminations of employment upon completion of the Merger Closing. For Mr. Dauch, Mr. Harrington, and Mr. March these amounts reflect the full amount of severance benefits payable to them, of which $667,000, $250,125, and $200,100, respectively, has not yet been paid.

4.
For the NEOs other than Mr. Griffith, these amounts reflect the $1,000 payable to them in connection with the amendments to their employment agreements in August 2025, and for Mr. Ginnan the additional $1,000 payable in connection with the further amendment to his employment agreement in December 2025.

5.	Mr. Griffith was appointed Chief Executive Officer on December 15, 2025 in connection with the Merger Closing and was not an NEO for 2024.
6.	Mr. Anderson was not an NEO for 2024.
7.	Mr. Dauch’s employment terminated on December 15, 2025 in connection with the Merger Closing.
8.	Mr. Harrington’s employment terminated on December 15, 2025 in connection with the Merger Closing.
9.	Mr. March’s employment terminated on December 15, 2025 in connection with the Merger Closing. Mr. March was not an NEO for 2024.
Narrative Disclosure to Summary Compensation Table
Base Salary
Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of our Company and execute its business strategies. The base salary for the executive officers was established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant. Base salaries are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.
Mr. Griffith became our Chief Executive Officer on December 15, 2025 in connection with the Merger Closing and the base salary amount reported for him for 2025 in the Summary Compensation Table reflects the amount of base salary he earned during his partial year of service with us after the Merger Closing. Mr. Griffith’s annualized base salary for 2025 was $325,000. However, on January 6, 2026, the Compensation Committee approved an increase to Mr. Griffith’s base salary to $600,000, which increase was retroactively effective to December 15, 2025.
Short-Term Incentive Plan and Bonuses
Mr. Anderson is the only one of our NEOs that is eligible to receive a 2025 payout under our Short-Term Incentive Plan. However, the 2025 bonus for Mr. Anderson has not yet been determined. For 2026, the applicable target bonus amounts for our NEOs as percentage of 2026 base salary are: 50% for each of Messrs. Griffith and Anderson. Mr. Ginnan is not eligible for any 2026 performance bonus.
Employee Benefits and Perquisites.
We currently maintain a 401(k) plan and health and welfare plans (including medical, dental and vision plans) for all of our full-time employees, including the NEOs. We currently also provide life insurance for up to $100,000 to the NEOs, with premiums paid by the Company.
Employment Agreements
Each of our NEOs has entered into written employment agreements with us that provide for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs and potential severance benefits. For further information regarding the severance benefits provided under their employment agreements and offer letters, please see “Employment Agreements and Potential Payments on Change of Control and Termination” below.
Equity Awards
We have granted equity awards to our NEOs in the past under our equity incentive plan. As of December 31, 2025 there were no equity awards outstanding that were held by our NEOs because all then outstanding Workhorse options were cancelled in connection with the Merger Closing for no consideration and all other unvested and outstanding Workhorse equity awards granted under our equity plans accelerated vesting in full at the Merger Closing and therefore were not outstanding after Merger Closing.
Option Repricing and Equity Award Modification
We did not reprice any stock options or otherwise modify any outstanding equity awards during the year ended December 31, 2025 for our NEOs.

Outstanding Equity Awards at December 31, 2025
There were no outstanding equity awards held by our NEOs as of December 31, 2025.
Employment Agreements and Potential Payments on Change of Control and Termination
Scott Griffith Employment Letter Agreement
The Company entered into an employment letter agreement with Mr. Griffith on April 25, 2026 setting forth the terms of his employment retroactive to December 15, 2025, including his base salary level, eligibility to participate in the Company’s Short-Term Incentive Plan, eligibility for equity awards, and potential payments upon termination.
Under his agreement, Mr. Griffith is entitled to the following severance payments in the event of our termination of his employment without Cause or his resignation for Good Reason (as such terms are defined below), provided that he executes and delivers an effective release of claims: (1) Mr. Griffith’s then-current annual base salary for a period of 12 months, paid in monthly installments, and (2) 100% of Mr. Griffith’s cash bonus target for the current year, paid in a lump sum.
For purposes of Mr. Griffith’s agreement, “Cause” means any of the following: (i) Mr. Griffith’s theft, dishonesty, willful misconduct, embezzlement, misappropriation, fraud, breach of fiduciary duty, or falsification of any Company documents or records; (ii) Mr. Griffith’s material failure to abide by the Company’s code of conduct or other material written Company policies (including policies relating to confidentiality and reasonable workplace conduct); (iii) Mr. Griffith’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including Mr. Griffith’s improper use or disclosure of the Company’s confidential or proprietary information) other than the occasional, customary and de minimis use of Company property for personal purposes; (iv) any willful action or omission that, to a reasonable person, would be likely to have a material detrimental effect on the Company’s reputation or business; (v) Mr. Griffith’s repeated failure to perform any reasonable assigned duties; (vi) any material breach by Mr. Griffith of a material term of his employment letter agreement or other agreement between Mr. Griffith and the Company; or (vii) Mr. Griffith’s conviction of (including any plea of guilty or nolo contendere to) any felony or any other criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs Mr. Griffith’s ability to perform Mr. Griffith’s duties with the Company; provided, however, that Cause shall not exist under (ii), (v), and (vi) unless the Company first provides Mr. Griffith with written notice of the events giving rise to Cause and an opportunity to cure for not less than thirty (30) days. If Mr. Griffith fails to cure within such cure period, the Company may terminate Mr. Griffith’s employment immediately.
For purposes of Mr. Griffith’s agreement, “Good Reason” means the occurrence of any one or more of the following without Mr. Griffith’s consent: (i) diminution of Mr. Griffith’s title, role, or responsibilities or authority as Chief Executive Officer of the Company; (ii) a material reduction by the Company of Mr. Griffith’s base compensation, other than a reduction that occurs in connection with a reduction that is imposed on all executive employees of the Company at the time of such reduction; (iii) the relocation of Mr. Griffith’s regularly required work place for the Company to a location that is more than fifty (50) miles away from Mr. Griffith’s regular work place for the Company; or (iv) the Company’s material breach of the terms of this Agreement; provided, that in any such event Mr. Griffith shall notify the Company in writing providing with specificity the acts or omissions constituting the alleged basis for Good Reason within forty-five (45) days following the initial existence of such basis, the Company shall have failed to cure all such acts and omissions within thirty (30) days following its receipt of such written notice, and Mr. Griffith terminates his employment with the Company within ten (10) days following the expiration of such cure period. Notwithstanding the foregoing, a suspension of Mr. Griffith’s responsibilities, authority and/or duties for the Company during any portion of a bona fide internal investigation or an investigation by regulatory or law enforcement authorities shall not constitute Good Reason.
Other Named Executive Officer Employment Agreements
The Company had previously entered into employment agreements with each of its named executive officers other than Mr. Griffith. These agreements define the position held by each named executive officer, as well as base salary level, eligibility to participate in the Company’s short- and long-term incentive programs and potential payments upon termination, including upon a Change of Control (as defined below). The Company’s entry into these agreements was conditioned upon each executive’s entry into a non-compete agreement and an assignment of intellectual property and confidentiality agreement in favor of the Company.
On August 15, 2025, each of our NEOs other than Mr. Griffith entered into amendments to their then existing employment agreements to reduce the amounts payable to them in connection with qualifying termination without

Cause or for Good Reason upon or within 18 months following a Change of Control (the “Change of Control Amendments”). The Change of Control Amendments also provided that each of Messrs. Ginnan, Dauch, Harrington and March were not eligible to earn any cash bonus for 2025 and provided them with an additional cash payment of $1,000.
Under the terms of the employment agreements, as amended by the Change of Control Amendments, each named executive officer other than Mr. Griffith is entitled to certain payments in the event of a (1) Change of Control and (2) either (A) the Company’s termination of such named executive officer (except for Cause (as defined below)) or (B) the named executive officer’s departure for Good Reason (as such term is defined below) either upon or within 18 months following a Change of Control. In the event of such Control qualifying termination, the Company agreed to provide to each such named executive officer (1) a cash severance payment equal to such named executive officer’s base salary for the calendar year in which such termination occurs (or for Mr. Dauch, $1,000,000), (2) full acceleration of such executive’s unvested, outstanding equity awards, including a good faith determination by the Compensation Committee of the then level of attainment of the performance metrics, (3) D&O Insurance coverage for 24 months and (4) COBRA coverage for 12 months.
In the event of such termination upon Change of Control, payment shall be made as follows:
(a)
If the termination upon Change of Control occurs prior to the earlier of the consummation of the Equity Financing and June 30, 2026, the first 33.33% of such payment shall be paid in connection with the occurrence of such termination upon Change of Control, and within five (5) business days following the effective date of such named executive officer’s release of claims against Workhorse, and the remaining amount shall be paid upon the earlier of the consummation of the Equity Financing or June 30, 2026; or

(b)
If the termination upon Change of Control occurs after the earlier of the consummation of the Equity Financing and June 30, 2026, such payment shall be paid in connection with the occurrence of such termination upon Change of Control, and within five (5) business days following the effective date of such named executive officer’s release of claims against Workhorse.

Because the Merger Closing constituted a Change of Control and each of Messrs. Dauch, Harrington, and March terminated employment upon the Merger Closing, they became entitled to these Change of Control termination severance benefits, a portion of which has already been paid to them and a portion of which is currently unpaid.
In addition, under the terms of their employment agreements, each of Mr. Ginnan and Mr. Anderson is entitled to certain payments in the event of an involuntary termination without Cause or termination by such named executive officer for Good Reason, in either case when no Change of Control has occurred. In such an event, the Company has agreed to provide to each such named executive officer (1) a lump sum cash severance payment equal to such named executive officer’s (A) annual base salary for the calendar year in which such termination occurs and (B) target cash bonus for the calendar year in which such termination occurs, (2) a lump sum payment of (A) if the termination occurs before March 15, any earned but unpaid cash bonus or (B) if the termination occurs after June 30, the target cash bonus for the calendar year of termination pro-rated for the length of service, (3) prorated acceleration of such executive’s unvested, outstanding time-based vesting equity awards based on the period from the date of grant to the date of such termination compared to the total vesting period, (4) prorated acceleration of such executive’s unvested, outstanding performance-based vesting awards based on the period from the first day of the performance period to the date of such termination compared to the total performance period and a good faith determination by the Compensation Committee of the actual level of attainment of the performance metrics, (5) D&O Insurance coverage for 24 months and (6) for Mr. Ginnan, an additional lump sum payment of $25,000 to provide for continued healthcare coverage. In the event of a termination without Cause or with Good Reason not in connection with a Change of Control, cash payments are due from the Company in a lump sum within 30 days of the triggering event.
In December 2025, we entered into a further amendment to Mr. Ginnan’s employment agreement and in connection therewith, he received an additional cash payment of $1,000. The additional amendment provided that if he remains employed through March 31, 2026, then he would also be eligible for a transition benefit payment equal to 30% of his then current base salary, pro-rated for the number of days he is employed from the Merger Closing through his employment termination date. The amendment agreement further provided that Mr. Ginnan is not eligible for any 2026 bonus or any equity awards for 2026 or any later year.

Each employment agreement with our NEOs other than Mr. Griffith defines a “Change of Control” as any of the following:
(a)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (i) the outstanding shares of common stock of the Company, or (ii) the combined voting power of the Company’s outstanding securities;

(b)
the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(c)
the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company).

Each employment agreement with our NEOs other than Mr. Griffith defines as “Cause” as any of the following:
(a)
the officer substantially failed to perform his duties or to follow the lawful written directions of the Board (other than any such failure resulting from incapacity due to physical or mental illness);

(b)	the officer engaged in willful misconduct or incompetence that is materially detrimental to the Company or any of its affiliates;
(c)
the officer failed to comply with the Employee Invention Assignment & Confidentiality Agreement, the Company’s insider trading policy, the officer’s non-compete agreement or any other policies of the Company where noncompliance would be materially detrimental to the Company or any of its affiliates; or

(d)
the officer’s conviction of or plea of guilty or nolo contendere to a felony or crime involving moral turpitude (excluding drunk driving unless combined with other aggravating circumstances or offenses), or the officer’s commission of any embezzlement, misappropriation, or fraud, whether or not related to the officer’s employment with the Company or any of its affiliates.

Each employment agreement with our NEOs other than Mr. Griffith defines “Good Reason” as the occurrence of any of the following without such officer’s consent:
(a)
A reduction in the officer’s base salary or target cash bonus opportunity as a percentage of base salary, except in the event of a one-time reduction in the officer’s base salary or target cash bonus opportunity as part of a Company-wide or executive team-wide cost-cutting measure or Company-wide or executive team-wide cutback as a result of overall Company performance.

(b)
The failure of the Company (i) to continue to provide the officer an opportunity to participate in any benefit or compensation plans provided to employees who hold positions with the Company comparable to the officer’s position, (ii) to provide the officer all other fringe benefits (or the equivalent) in effect for the benefit of any employee group which includes any employee who holds a position with the Company comparable to the officer’s position, where in the event of a Change of Control, such comparison shall be made relative to the period immediately prior to the public announcement of such Change of Control; or (iii) to continue to provide director’s and officers’ insurance, in each case if such failure causes a material reduction in the officer’s overall compensation and benefits package.

In the event any NEO is terminated for Cause, the Company is required to pay salary, accrued vacation and other amounts earned, accrued or owing but not yet paid as of the termination date, including any cash bonus to the extent that all conditions for payment of such bonus have been met as of the termination date. In addition, all equity vesting shall terminate immediately in connection with such event.
Policies and Practices for Granting Certain Equity Awards
Our Board approves all equity award grants to our named executive officers on or before the grant date, except to the extent the Board has delegated to the Human Resource Management and Compensation Committee authority to approve equity grants. Our general practice is to complete our annual executive compensation review and determine performance goals and target compensation for our named executive officers. Accordingly, annual equity awards are typically determined, reviewed and approved at the first Board meeting of the fiscal year. These grants are then made effective shortly thereafter. On occasion, the Board may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. While the Board has discretionary authority to grant equity awards to our named executive officers outside of the cycle described above, the Board does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During fiscal year 2025, we did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Pay Versus Performance
The following table sets forth compensation information for our Chief Executive Officer, referred to below as our PEO, and our other Named Executive Officers, referred to below as our non-PEO NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our results of operations, calculated in accordance with SEC regulations, for fiscal years 2025, 2024 and 2023.

Year	(1) Summary Compensation Table Total For Former PEO Mr. Dauch	(1)(2) Compensation Actually Paid To Former PEO Mr. Dauch	(1) Summary Compensation Table Total For Current PEO Mr. Griffith	(1)(2) Compensation Actually Paid To Current PEO Mr. Griffith	(1) Average Summary Compensation Table Total For Non-PEO NEOs	(1)(2) Average Compensation Actually Paid To Non-PEO NEOs	(3) Value Of Initial Fixed $100 Investment Based On Total Shareholder Return	(4) Net Income/Loss (In Millions)
2025	$1,884,396	$1,633,326	$338,542	$338,542	$515,569	$495,523	$0.11	($64.1)
2024	$3,351,468	$419,367	—	—	$854,271	$445,739	$2.30	($51.6)
2023	$3,388,174	($409,935)	—	—	$938,525	$310,246	$23.68	($123.9)

(1)
For each fiscal year, represents amount reported for our PEO and average amount reported for our non-PEO NEOs, in each case in the Total column of the Summary Compensation Table. Mr. Dauch served as the Former PEO from August 2nd, 2021 through December 15th, 2025. Mr. Griffith served as our “Current PEO” from December 15th, 2025 through December 31st, 2025. Our PEOs and NEOs for each of these fiscal years are shown below:

Year	PEO	Non-PEO NEOs
2025	Richard Dauch and Scott Griffith	Robert Ginnan, Josh Anderson, James D. Harrington, and Stan March
2024	Richard Dauch	Robert Ginnan and James D. Harrington
2023	Richard Dauch	Robert Ginnan and James D. Harrington

(2)
Amounts represent Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our non-PEO NEOs for the relevant fiscal year. Compensation Actually Paid represents the amount reported in the Total column of the Summary Compensation Table for the applicable fiscal year, adjusted as shown below. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined as follows: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. Equity values are calculated in accordance with ASC Topic 718.

Fiscal Year	Executives	SCT (a)	Grant Date Value of New Awards (b)	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year (i)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards (ii)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year (iii)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year (iv)	Fair Value at Last Day of Prior Year of Equity Awards Failed to Meet Vesting Conditions During Year (v)	Dollar Value of any Dividends or Other Earnings Paid on Stock or Option Awards During Year Prior to the Vesting Date that are not otherwise included in the Total Compensation During Year (vi)	Aggregate Equity Awards Adjustment (c) = (i) + (ii) + (iii) + (iv) - (v) + (vi)	Compensation Actually Paid (d) = (a) - (b) + (c)
2025	Former PEO	$1,884,396	$100,000	$0	$0	($181,171)	$30,101	$0	$0	($151,070)	$1,633,326
	Current PEO	$338,542	$0	$0	$0	$0	$0	$0	$0	$0	$338,542
	non-PEO NEOs	$515,569	$0	$0	$0	($20,046)	$0	$0	$0	($20,046)	$495,523

(3)
Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in the Company’s common stock on December 31, 2022, the date on which the Company’s common stock commenced trading on the Nasdaq Global Market. Total Shareholder Return has been calculated using the pre-Merger stock price for periods before December 15, 2025, and the post-Merger stock price for periods after December 15, 2025.

(4)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable fiscal year.

Description of Relationship Between NEO Compensation Actually Paid and Performance Measures Disclosed in the Pay Versus Performance Table
The graphs below reflect the relationship between the Former and Current PEOs’ compensation actually paid and the average non-PEO NEOs’ compensation actually paid in 2025, 2024, and 2023 to (1) Company total shareholder return (“TSR”) and (2) the Company’s net income/loss.

Compensation Actually Paid vs. TSR
Compensation Actually Paid ($000s)
TSR Return on Investment of $100
$2,000
$1,500
$1,000
$500
$0
-$500
-$1000
$25
$20
$15
$10
$5
$0
$23.68
$2.30
$0.11
-$410
$310
$419
$446
$1,633
$339
$496
2023
2024
2025
Comp. Actually Paid to Dauch
Comp. Actually Paid to Griffith
Avg. Comp. Actually Paid to Other NEOs
Company TSR

Compensation Actually Paid vs. Net Income/Loss
Compensation Actually Paid ($000s)
$2,000
$1,500
$1,000
$500
$0
-$500
-$1000
Net Income ($MM)
$0
-20
-$40
-$60
-$80
-$100
-$120
-$140
2023
2024
2025
-$410
$310
-$124
$419
$446
-$52
$1,633
$339
$496
-$64
Comp. Actually Paid to Dauch
Comp. Actually Paid to Griffith
Avg. Comp. Actually Paid to Other NEOs
Net Income

EQUITY COMPENATION PLAN INFORMATION
The following table provides information about the securities authorized for issuance under our Amended and Restated 2023 Long-Term Incentive Plan as of December 31, 2025, which is the only plan under which our equity securities are authorized for issuance.

	(A) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(B) Weighted- Average Exercise Price Of Outstanding Options, Warrants And Rights	(C) Number Of Securities Available For Future Issuance (Excluding Shares In Column (A))
Equity Compensation plans approved by security holders
2023 Long-Term Incentive Plan	—	—	142,353
Total	—	—	142,353

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF CARR, RIGGS & INGRAM, L.L.C. AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
The Audit Committee has appointed Carr, Riggs & Ingram, L.L.C. (“CRI”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. At the Annual Meeting, stockholders will be asked to ratify the appointment of CRI as our independent registered public accounting firm for the year ending December 31, 2026. CRI has served as our independent public accounting firm since 2026.
Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the appointment of CRI to stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote, the appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending December 31, 2026 if our Audit Committee believes that such a change would be in the best interests of Workhorse and its stockholders. A representative of CRI is expected to be present at the Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF CARR, RIGGS & INGRAM, L.L.C. AS WORKHORSE’S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2026.

AUDIT RELATED MATTERS
Audit Fees
The following table sets forth the fees for professional services provided by CRI, and Berkowitz Pollack Brant Advisors + CPAs (“BPB”), our prior independent registered public accounting firm, in 2025 and 2024, respectively. Fees for professional services provided by our independent auditors, in each of the last two years, in each of the following categories including expenses are:

	Fiscal Year Ended December 31,
	2025	2024
Audit fees	$425,000	$345,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$425,000	$345,000

Audit fees include the audit of Workhorse’s Annual Report on Form 10-K, including reviews of Workhorse’s Quarterly Reports on Form 10-Q. Audit-related fees include work associated with registration statements. The policy of the Audit Committee is to approve the appointment of the principal auditing firm and any permissible audit-related services. Fees charged by CRI were approved by the Audit Committee with the most recent engagement letter signed by Alan Henricks, Audit Committee Chairman.
Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by Workhorse’s independent auditors. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by the independent auditors. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by the independent auditors which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by the independent auditors. The Audit Committee has approved all audit and permitted non-audit services performed by the independent auditors for the year ended December 31, 2026.
Change of Independent Registered Public Accounting Firm
Auditor Change in 2026
As previously disclosed in a Current report on Form 8-K filed with the SEC on January 21, 2026 (the “2026 8-K”), Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”) served as the Company’s independent registered public accounting firm prior to completion of the Merger and CBIZ CPAs P.C. (“CBIZ”) served as Motiv’s independent registered public accounting firm prior to the Merger. The Company was notified that CRI acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of BPB.
On January 21, 2026, the Audit Committee simultaneously dismissed BPB as the Company’s independent registered accounting firm and approved the appointment of CRI as the Company’s new independent registered public accounting firm, effective as of that date.
BPB’s audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 (the only year for which BPB issued a report on the Company’s consolidated financial statements) contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on the financial statements of the Company for the fiscal year ended December 31, 2024 included an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.
During the fiscal years ended December 31, 2024 and 2025 and the subsequent interim period through the date of the dismissal, there were (i) no disagreements with BPB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BPB would have caused them to make reference thereto in connection with their report on the consolidated financial statements for the year ended December 31, 2024 and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as originally reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and Quarterly Report on Form 10-Q for the quarter and interim period ended September 30, 2024, there were material weaknesses in the Company’s internal control over financial reporting relating to the Company’s (i) review of third-party valuation deliverables regarding its convertible debt and warrant liability and (ii) failure to timely issue finalized quarterly reports for two consecutive quarters due to the turnover of key accounting positions within the Company’s finance organization and the ability of Company accounting personnel to identify, evaluate and address technical accounting and disclosure issues on a timely basis, respectively.
The material weaknesses did not result in any material misstatements to the Company’s condensed interim consolidated financial statements. The Audit Committee discussed these matters with BPB and authorized BPB to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning these material weaknesses.
During the fiscal years ended December 31, 2024 and 2025 and the subsequent interim period through the date of the appointment of CRI, the Company did not consult with CRI with regard to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice provided to the Company by CRI that CRI concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was subject to any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). BPB furnished the Company with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of the letter, dated January 21, 2026, was filed as Exhibit 16.1 to the 2026 8-K.
Auditor Change in 2024
As previously disclosed in a Current report on Form 8-K filed with the SEC on December 9, 2024 (the “December 9th 8-K”), on December 3, 2024, the Company was notified by Grant Thornton LLP (“Grant Thornton”) that Grant Thornton declined to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. Grant Thornton had served as the Company’s independent registered public accounting firm since 2018.
The reports of Grant Thornton on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the financial statements of the Company for the fiscal year ended December 31, 2023 included an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.
During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through December 3, 2024, there (i) were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in its reports on the Company’s financial statements and (ii) were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses in the Company’s internal control over financial reporting identified by the Company’s management. These material weaknesses identified were as follows:
•
During the audit and review process, as applicable, related to the fiscal year ended December 31, 2023 and the fiscal quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 the Company’s management identified a material weakness in the design of one of the Company’s internal controls related to the review of the fair value calculation of the convertible note and warrant liability performed by a third-party valuation expert. The controls were not designed with a level of precision that would detect the use of an inappropriate input that could have a material impact on the valuation.

•
During the review process related to the fiscal quarter ended September 30, 2024, management identified a material weakness in the operation of the Company’s internal controls over financial reporting related to the turnover of key accounting positions within the Company’s finance organization and the ability of Company accounting personnel who have recently assumed new and additional responsibilities, with the assistance of external accounting consultants, to identify, evaluate and address technical accounting and disclosure issues that affect our consolidated financial statements on a timely basis. As a result of the Company’s previously disclosed efforts to reduce costs and preserve liquidity, the Company was not able to attract, develop and retain sufficient resources to fulfill internal control responsibilities, resulting in the lack of a sufficient complement of personnel with an appropriate degree of knowledge and experience. Management has determined that this deficiency is related to employee turnover and insufficient internal resources in technical accounting and financial reporting impacting our internal control over financial reporting in the third quarter of 2024 and does not affect previously reported periods.
The Company requested that Grant Thornton furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter was filed as Exhibit 16.1 to the December 9th 8-K.
As previously disclosed in a Current report on Form 8-K filed with the SEC on December 23, 2024, on December 18, 2024, the Audit Committee appointed BPB to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024.
During the fiscal years ended December 31, 2023, and 2022 and in the subsequent interim periods through December 23, 2024, neither the Company nor anyone on its behalf consulted with BPB with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on financial statements, and neither a written report nor oral advice was provided to the Company that BPB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iii) any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT COMMITTEE REPORT
The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq Rules. The Audit Committee operates pursuant to a written charter adopted by the Board.
The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”). In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by the Audit Committee of the Company’s Board.
Alan Henricks, Chair
Pamela S. Mader
Desi Ujkashevic
The foregoing Audit Committee Report shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Described below are any transactions occurring since January 1, 2024 and any currently proposed transactions to which we were or will be a participant and in which:
•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•	a director, executive officer, holder of more than 5% of our outstanding capital stock or any member of such person’s immediate family had or will have a direct or indirect material interest.
Pre-Merger Sale Leaseback
On August 15, 2025, in connection with the sale and leaseback transaction described herein (the “Sale Leaseback”), a subsidiary of Workhorse, Workhorse Motor Works Inc, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with an affiliate of MGMH (the “Purchaser”), for the sale of its Union City, Indiana manufacturing facility and campus (the “Property”), excluding any equipment and any fixtures solely used in the production of vehicles, for a purchase price, before fees and expenses, of $20.0 million.
Pursuant to the Purchase and Sale Agreement, Workhorse and the Purchaser entered into a Lease (the “Lease”), pursuant to which Workhorse agrees to lease the Property from the Purchaser for an initial term of 20 years. Workhorse will have the option to renew the Lease for six additional 5-year renewal terms, subject to the terms of the Lease.
After the conclusion of a six-month abatement period, Workhorse will pay base annual rent of $2.1 million for the Property, subject to an annual increase of 3% during the initial term of the Lease and certain additional increases during any renewal term. In addition to rent, Workhorse will be responsible for all costs and expenses related to the Property, including, without limitation, all costs and expenses for maintenance, operation, repair and replacement of buildings and improvements, utility charges, insurance premiums and real estate taxes and assessments; provided, that Workhorse is not obligated to make any capital replacements or repairs during the last year of the lease term.
On April 25, 2026, the Company and Purchaser entered into an agreement whereby Purchaser agreed to a deferral of the Company’s monthly rental payments pursuant to the lease for the Company’s manufacturing facility in Union City, Indiana for the five months beginning May 2026 and ending September 2026, with the entire deferred amount due and payable in a single lump-sum payment on or before September 30, 2026.
Workhorse has made rent payments to the Purchaser in the aggregate of approximately $0.4 pursuant to the Lease.
Credit Facilities and Convertible Note
On December 15, 2025, the Company entered into certain credit arrangements with MGMH. The arrangements consist of (i) a customer order–based credit facility with total commitments of up to $40.0 million (the “Customer Order Credit Agreement”) and (ii) a revolving credit facility (the “Cash Flow Credit Agreement” and, together with the Customer Order Credit Agreement, the “Related Party Credit Agreements”) with total commitments of up to $10.0 million. Borrowings under the Related Party Credit Agreements bear interest at 3-month Term SOFR plus 5%, with interest payments due every three months after the date of any borrowings. The Related Party Credit Agreements mature on December 15, 2028 and the Company’s obligations thereunder are secured by substantially all of the Company’s assets. On April 25, 2026, the Company entered into an Omnibus Amendment No. 1 to Credit Agreements (the “Omnibus Amendment”), which amends the Company’s Related Party Credit Agreements. The Omnibus Amendment (i) amends the Cash Flow Credit Agreement to increase the commitment thereunder from $10,000,000 to $20,000,000, (ii) amends the Cash Flow Credit Agreement to defer interest payments on the additional $10,000,000 Loan made pursuant to the Omnibus Amendment until the first interest payment date occurring after September 30, 2026 and (iii) amends the Customer Order Credit Agreement to reduce the Commitment thereunder from $40,000,000 to $30,000,000. As of April 30, 2026, the Company had $12.25 million in outstanding borrowings under the Customer Order Credit Agreement, and $10.0 million in outstanding borrowings under the Cash Flow Credit Agreement. As of April 30, 2026, the Company has recognized $0.4 million of interest expense, and $0.2 million in interest payments have been made to MGMH related to these credit arrangements.
On August 15, 2025, the Company issued MGMH a Subordinated Secured Convertible Note with an aggregate original principal amount of $5 million (the “Convertible Note”). On December 15, 2025, the parties amended the Convertible Note to make the Company’s obligation unsecured. The Convertible Note bears interest at a rate of 8% per annum, which is compounded quarterly and added to the principal amount outstanding. As of April 30, 2026, the principal amount outstanding under the Convertible Note was $5.0 million and the Company has recognized $0.3 million of interest expense related to the Convertible Note.
Registration Rights Agreement
On December 15, 2025, we entered into a Registration Rights Agreement with MGMH pursuant to which MGMH was granted certain customary demand and piggyback registration rights with respect to the resale of shares of Common Stock it holds or may in the future hold. We will pay all registration expenses in connection with effecting any such registrations. The registration rights will terminate under certain conditions, including when MGMH has transferred such shares pursuant to Rule 144 of the Securities Act or is eligible to sell such shares pursuant to Rule 144 without any restrictions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information with respect to the beneficial ownership of our Common Stock as of May 8, 2026, the Record Date, for:
•	each person known to us to own beneficially 5% or more of our outstanding Common Stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
As of May 8, 2026, there were 10,893,400 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

NAME OF BENEFICIAL OWNER(1)	COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
Matthew O’Leary	—	*
Scott Griffith	—	*
Raymond J. Chess	215	*
Alan Henricks	—	*
Pamela S. Mader	140	*
Paul Savoie	—	*
Desi Ujkashevic	—	*
Robert M. Ginnan	168	*
Joshua J. Anderson	104	*
Richard F. Dauch(2)	1,310	*
James D. Harrington(3)	168	*
Stan March(4)	112	*
All officers and directors as a group (11 people)	627	*
5% STOCKHOLDERS
Motive GM Holdings II LLC(5) 100 Commerce Drive Loveland, Ohio 45140	6,629,800	60.9

*	Less than one percent.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Workhorse Group Inc., 48443 Alpha Drive #190, Wixom, Michigan, 48393.
(2)	Mr. Dauch is the Company’s former Chief Executive Officer. Mr. Dauch resigned as Chief Executive Officer as of the effective date of the Merger.
(3)	Mr. Harrington is the Company’s former General Counsel, Chief Compliance Officer and Secretary. Mr. Harrington resigned from the Company as of the effective date of the Merger.
(4)
Mr. March is the Company’s former Vice President, Business Development. Mr. March resigned from the Company as of the effective date of the Merger. Mr. March’s ownership includes 23 shares held indirectly in an individual retirement account.

(5)
Based on a Schedule 13D filed on December 16, 2025 by Motive GM Holdings II LLC (“MGMH”), Gary Magness and GMIT Lending Company, LLC (“GMIT”). with respect to their holdings as of December 15, 2025. Mr. Magness is the manager of MGMH, and in such capacity may be deemed to beneficially own the shares, which are held of record by MGMH. GMIT, for which Mr. Magness also serves as manager, may be deemed to beneficially own the shares by virtue of its management structure.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities. Based solely on a review of filed reports and written representations from our directors and executive officers relating to the year ended December 31, 2025, we believe that all reports were filed on a timely basis except that, due to administrative issues, (i) the Form 3 filing reporting Workhorse equity holdings for James Griffin and (ii) the Form 3 filing reporting equity holdings for Scott Zion, which were due within 10 days of December 15, 2025, the date on which they each became an executive officer of the Company, were each filed on January 28, 2026.

PROPOSAL 4: APPROVE THE AMENDED AND RESTATED WORKHORSE GROUP 2023 LONG-TERM INCENTIVE PLAN
We are asking our stockholders to approve the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan (the “Restated 2023 LTIP”). The Restated 2023 LTIP is attached hereto as Annex A. If the Restated 2023 LTIP becomes effective, we will register the additional shares on a Registration Statement on Form S-8 as soon as practicable after June 29, 2026. The material features of the Restated 2023 LTIP are described below.
As of the Record Date, we had 10,893,400 shares of common stock issued and outstanding. The closing price of the common stock as reported on the NASDAQ Stock Market on May 8, 2026 was $3.51.
Summary of and Reasons for the Restated 2023 LTIP
We are seeking stockholder approval of the Restated 2023 LTIP in order to increase the number of shares of Common Stock we have available for the grant of equity awards after the Annual Meeting by an additional 1,089,340 shares to a total of 1,231,693 shares and implement a corresponding increase to the number of shares that may be issued in settlement of exercised incentive stock options granted after the Annual Meeting by an additional 1,089,340 shares to a total of 1,231,693 shares and adopt other changes to provide for increased administrative flexibility.
Our Board approved the Restated 2023 LTIP to ensure our continued ability to offer equity-based incentives to (a) attract and retain directors, executives, employees, and consultants and reward them for making major contributions to the success of the Company, (b) promote the long-term success of the Company and our affiliates, and (c) further align participants’ interests with those of the Company’s other stockholders and thereby promote the growth in value of the Company’s equity and enhancement of long-term shareholder return. These objectives are accomplished by making long-term incentive awards under the Restated 2023 LTIP, thereby providing participants with a proprietary interest in the growth and performance of the Company. The Board believes this type of compensation is critical to our ability to attract and retain highly qualified individuals and otherwise attain our goals, while also aligning these individuals’ interests with those of our stockholders. However, the Board does not believe we have sufficient shares available for future delivery under the 2023 LTIP to accomplish these purposes. In addition, the Board believes certain provisions require updating to align with market standards and to provide for increased administrative flexibility for the Board to determine the applicable terms of Awards. Accordingly, we have approved the Restated 2023 LTIP in order to have shares available to issue equity awards to appropriately retain and incentivize our employees.
The Restated 2023 LTIP includes the following material changes from the terms of the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan as currently in effect (the “Current LTIP”):
•
Increased the number of shares of Common Stock available for the grant of equity awards by an additional 1,089,340 shares, with a corresponding increase to the number of shares that may be issued pursuant to the exercise of incentive stock options by an additional 1,089,340 shares;

•	Removed automatic double-trigger vesting acceleration benefits for all awards;
•	Expanded definition of “Cause” that is more favorable to the Company;
•
Provided that any unvested shares that are forfeited or repurchased for not more than their original purchase price and any shares tendered, exchanged or withheld to pay any options or stock appreciation right exercise price or to satisfy withholding taxes of any award return to the share reserve and are available again for future grant; and

•
Eliminated the restriction on repricing options, or cancelling underwater options in exchange for a cash payment or other stock award and taking similar actions without requiring prior shareholder approval.

Key Features of the Restated 2023 LTIP
Some key features of the Restated 2023 LTIP, which are retained terms that are designed to protect our stockholder’s interests, are described below with additional detail provided in the Summary of the Terms of the Restated 2023 LTIP below and the full text of the Restated 2023 LTIP, a copy of which is attached to this proxy statement as Annex A:
Administration. The Restated 2023 LTIP would generally be administered by the Human Resource Management and Compensation Committee (the “Compensation Committee”), which currently administers the Current LTIP.

Stockholder Approval is Required for Any Additional Shares. The Restated 2023 LTIP does not contain an annual “evergreen” provision, but instead reserves a fixed maximum number of shares of common stock. Additional stockholder approval is required to increase that number.
Award Limits for Non-Employee Directors. The aggregate value of all regular compensation paid to any non-employee director for services rendered in any annual period measured from one regular annual meeting date to the next annual meeting, inclusive of cash and the grant date fair value of equity awards under the Restated 2023 LTIP, is limited to $750,000.
No Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on awards vest and are paid only if and to the extent those underlying awards become vested.
No Liberal Change in Control Definition. The Restated 2023 LTIP defines change in control based, in part, on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.
Historical Award Information
In setting the number of shares authorized for issuance under the Restated 2023 LTIP, we considered the total outstanding equity awards under the Restated 2023 LTIP. As of the Record Date, there were 142,353 shares of Common Stock available for issuance under the Current LTIP and no outstanding equity awards under the Current LTIP, as all awards granted under the Current LTIP were accelerated and vested in full or otherwise cancelled as of the Closing Date of the Merger, and no awards have been granted under the Current LTIP after the Closing Date of the Merger.
Without the Restated 2023 LTIP, we estimate that the shares available for grant under the Current LTIP would be insufficient to meet our anticipated employee recruiting and retention needs. In developing the size of the share pool and request for additional shares under the Restated 2023 LTIP, we were mindful of the pool’s potentially dilutive impact on our stockholders. In that regard, we are proposing a share pool that, in terms of size and expected duration, falls within industry practice.
Summary of the Terms of the Restated 2023 LTIP
The following is a summary of the principal features of the Restated 2023 LTIP. This summary does not purport to be a complete description of all of the provisions of the Restated 2023 LTIP. It is qualified in its entirety by reference to the full text of the Restated 2023 LTIP, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated into this proxy statement by reference. Stockholders are urged to read the actual text of the Restated 2023 LTIP in its entirety.
Types of Awards
The grant of a benefit or award under the Restated 2023 LTIP is referred to as an “Award.” The types of Awards that may be granted under the Restated 2023 LTIP are incentive stock options (“ISOs”), non-qualified stock options (“NQOs”, which together with ISOs are referred to collectively as “Options”), stock appreciation rights (“SARs”), and Full Value Awards (including restricted stock, restricted stock units, performance shares and performance units), each as described in more detail below.
Purpose
The purpose of the Restated 2023 LTIP is to advance the interests of Workhorse and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for Workhorse, by motivating such persons to contribute to the growth and profitability of Workhorse, by aligning their interests with the interests of Workhorse’s stockholders and by rewarding such persons for their services by tying a portion of their total compensation package to the success of Workhorse.
Administration Of the Restated 2023 LTIP; Participation
The authority to control and manage the operation and administration of the Restated 2023 LTIP generally will be vested in a committee of the Board (the “Committee”), which is selected by the Board and must consist of two or more members of the Board and persons who are independent for purposes of applicable securities exchange listing requirements. Unless removed by the Board or unless said Committee no longer exists or does not satisfy the securities exchange listing requirements or for other reasons determined by the Board, our Human Resource Management and

Compensation Committee will continue to administer the Restated 2023 LTIP. For any reason determined by the Board, the Board may take any actions under the Restated 2023 LTIP that would otherwise be the responsibility of the Committee; provided, however, that only members of the Board who are independent directors will take action with respect to grants to employees. In no event will the Committee’s duties under the Restated 2023 LTIP exceed the duties of the Committee in the applicable charter documents and to the extent that Restated 2023 LTIP provides for allocation to the Committee of duties that exceed such authority, the actions of the Committee under the Restated 2023 LTIP will be taken by the Board.
Subject to the terms of the Restated 2023 LTIP, the Committee selects the Eligible Persons (as defined below) who will receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Common Stock or other amounts covered by the Awards, to establish the terms, conditions, performance measures and targets, restrictions and other provisions of such Awards, to cancel or suspend Awards, modify the terms of, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award. The Committee also has the authority to establish, amend and rescind any rules and regulations relating to the Restated 2023 LTIP, make all other determinations that may be necessary or advisable for the administration of the Restated 2023 LTIP, and conclusively interpret the Restated 2023 LTIP. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, which allocation or delegation may be revoked by the Committee at any time.
The persons eligible to receive Awards (“Eligible Persons”) are employees of ours or our affiliates, consultants, or other persons providing services to us or our affiliates and members of the Board; provided that ISOs may only be granted to our employees or certain of our corporate subsidiaries.
As of May 8, 2026, there were approximately 174 full-time employees, six non-employee directors, and no consultants who would be considered Eligible Persons for purposes of the Restated 2023 LTIP,. The consideration to be received by us for the granting of Awards under the Restated 2023 LTIP is service to us or our affiliates. An Eligible Person who is granted an Award under the Restated 2023 LTIP is referred to as a “participant” in the Restated 2023 LTIP.
Available Shares and Share Information; Limitations on Awards
Subject to stockholder approval of the Restated 2023 LTIP, the total number of shares of Common Stock available for issuance under the Restated 2023 LTIP would be increased by 1,089,340 shares. Accordingly, the aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Restated 2023 LTIP after the Annual Meeting would be 1,231,693 shares, reduced by one share subject to any Award granted under the Restated 2023 LTIP after May 8, 2026 and prior to the date of the Annual Meeting, and increased by the number of any Returning Shares (as defined below).
The term “Returning Shares” means the number of shares subject to any awards that may be granted under the Current LTIP after May 8, 2026 and prior to the date of the Annual Meeting, and which awards terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash, or are forfeited or repurchased for not more than their original purchase price.
Shares covered by an Award granted under the Restated 2023 LTIP will only be counted as used to the extent they are actually issued and are not subsequently forfeited due to failure to vest. A share of Common Stock issued in connection with any Award granted under the Restated 2023 LTIP will reduce the total number of shares under the Restated 2023 LTIP by one share.
Any shares of Common Stock that (1) are subject to an Award granted under the Restated 2023 LTIP that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash, or are forfeited or repurchased for not more than their original purchase price (collectively referred to as “Recycled Shares”) will again be available for grant under the Restated 2023 LTIP. Shares that are not issued or delivered as the result of the net settlement of an Option or SAR, shares tendered or withheld to pay the exercise price or withholding taxes relating to an Award, are also to be treated as Recycled Shares and will again be available for Awards under the Restated 2023 LTIP. To the extent provided by the Committee, any Award under the Restated 2023 LTIP may be settled in cash rather than shares of Common Stock. Substitute Awards (defined below) shall not reduce the number of shares of Common Stock that may be issued under the Restated 2023 LTIP. Shares repurchased on the open market with the proceeds of the Option exercise price and shares subject to Substitute Awards (defined below) that are forfeited or repurchased shall not become available for issuance under the Restated 2023 LTIP.

The term “Substitute Award” means an Award granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, an Award previously granted, or the right or obligation to make a future Award, in all cases by a company acquired by us or any of our affiliates or with which we or any of our affiliates combines..
The maximum number of shares that may be delivered pursuant to the exercise of ISOs granted under the Restated 2023 LTIP after the Annual Meeting is 1,231,693 shares. In addition, the sum of any cash compensation or other compensation and the value of any Awards granted to an outside director (that is, a director of the Company who is not an officer or employee of the Company or any of its affiliates) as compensation for services as an outside director during the period beginning on the date of one regular annual meeting of our stockholders until the date of the next regular annual meeting of our stockholders may not exceed $750,000. The Committee may make exceptions to this limit for individual outside directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the outside director receiving such additional compensation may not participate in the decision to award such compensation. If the delivery of shares of Common Stock or cash is deferred until after the shares have been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period will be disregarded for purpose of the applying the limitations on outside director awards.
The shares with respect to which Awards may be made under the Restated 2023 LTIP will be shares of Common Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by us as treasury shares, including shares of Common Stock purchased in the open market or in private transactions.
Options and SARs
The grant of an “Option” under the Restated 2023 LTIP entitles the participant to purchase shares of Common Stock at an exercise price established by the Committee. The Committee also will determine whether an Option is an ISO or an NQO, provided that an Option will be deemed to be an NQO unless it is specifically designated by the Committee as an ISO and/or to the extent it does not otherwise satisfy the requirements for an ISO. An SAR entitles the participant to receive, in cash or shares of Common Stock, value equal to the excess of: (i) the fair market value of a specific number of shares of Common Stock at the time of exercise; over (ii) an exercise price established by the Committee.
The “Exercise Price” of each Option and SAR granted is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that no Exercise Price may be less than 100% of the Fair Market Value (as determined in accordance with the Restated 2023 LTIP and generally equal to the closing price of a share of Common Stock on the date of the determination) of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock).
The expiration date with respect to an Option or SAR will be established by the Committee at the time of the grant, but will not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates (unless otherwise determined by the Committee): (a) if the participant’s termination occurs by reason of death or disability, the six-month anniversary of such termination; (b) if the participant’s termination occurs for reasons other than death, disability or cause, the one-month anniversary of the termination date; and (c) if the participant’s termination occurs for reasons of cause, the participant’s termination date. The Option or SAR shall be exercisable to the extent vested within the period following the participant’s termination date and prior to the earlier of expiration date or the ten-year anniversary of the date of grant. Notwithstanding the foregoing, in the event the participant’s termination occurs for reason other than death, disability or cause, any unvested portion of the Option or SAR shall remain outstanding but not exercisable, unless vesting acceleration is approved prior to the applicable option expiration date.
Options and SARs may be subject to such other terms and conditions, not inconsistent with the Restated 2023 LTIP, as determined by the Committee.
The Committee may reprice or adjust the exercise price of any Option or SAR, or grant in substitution for any Option or SAR, any new Award under the Restated 2023 LTIP covering the same or a different number of shares of Common Stock, or provided for a cash payment in exchange for cancellation of any Option or SAR without stockholder approval.

Full Value Awards and Cash Incentive Awards
A “Full Value Award” is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock (or cash based on the value of shares of Common Stock) in the future (including restricted stock, restricted stock units, performance shares and performance units) which is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a participant’s previously performed services or surrender or other compensation that may be due.
These Awards may also be subject to other conditions or restrictions as determined by the Committee. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.
Transferability
Except as otherwise provided by the Committee, Awards under the Restated 2023 LTIP are not transferable except as designated by the participant by will or by the laws of descent and distribution.
Certain Adjustments
In the event of a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee will adjust the terms of the Restated 2023 LTIP and Awards to preserve the benefits or potential benefits of the Restated 2023 LTIP or the Awards as determined in the sole discretion of the Committee. Action by the Committee with respect to the Restated 2023 LTIP or Awards may include: (i) adjustment of the number and kind of shares which may be delivered under the Restated 2023 LTIP (including adjustments to the number and kind of shares that may be granted to an individual during a specified time); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a Company resulting from the transaction, and (II) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Common Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).
Duration, Amendment or Termination
The Restated 2023 LTIP has an unlimited duration, but any ISOs must be granted within 10 years following the Annual Meeting. The Board may, at any time, amend or terminate the Restated 2023 LTIP, and the Board or the Committee may amend any Award, provided that, except in limited circumstances, no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any Award granted under the Restated 2023 LTIP prior to the date such amendment is adopted. Adjustments made as a result of certain corporate events (described above) are not subject to the foregoing limitations. Notwithstanding the foregoing, amendments to the Restated 2023 LTIP that (i) increase the number of shares subject to the Restated 2023 LTIP, (ii) increase the number of shares that may be issued upon exercise of ISOs granted under the Plan, (iii) change the class of persons who are eligible to participate in the Restated 2023 LTIP, and (iv) amendments for which approval of our stockholders is required by law or the rules of any stock exchange on which the Common Stock is listed, in any case, will not be effective unless approved by our stockholders.
Change in Control
Subject to the adjustments to Awards in the event of certain corporate transactions and unless otherwise specifically prohibited under applicable law or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the award agreement or in an individual severance, employment or other agreement with a participant, all outstanding Awards are subject to the treatment set forth in the definitive agreement entered into in connection with the change in control, which may consist of one or more of the following actions summarized below. The Committee is not required to treat all Awards or all participants the same.

Accelerated Vesting. The Committee may take any action appropriate to provide for the acceleration of the exercisability, vesting and/or settlement of any outstanding Award or portion thereof in connection with a change in control.
Performance Awards. Unless otherwise provided in the applicable Award Agreement, upon a change in control, (i) any performance conditions applicable to Full Value Awards outstanding under the Restated 2023 LTIP as of the date of the change in control will be deemed to have been achieved at the higher of (A) the target level of performance for the performance period in effect on the date of the change in control or (B) the actual level of performance measured as of the date of the change in control, and, in any case, such Awards will thereafter not be subject to any performance conditions, and any service-based conditions applicable to such Awards will continue to apply as if the change in control had not occurred.
Continuation, Assumption or Replacement of Awards. The Committee may arrange for then outstanding Awards under the Restated 2023 LTIP to be continued under the Restated 2023 LTIP or assumed by a successor to the Company and/or awards in other shares or securities substituted for then outstanding Awards. If such action is taken, the outstanding Awards will continue in accordance with their terms (taking into account the treatment of performance awards described above).
Cash Out of Outstanding Stock-Based Awards. The Committee may determine that, upon a change in control, each stock-based Award shall be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the change in control equal to the then current fair value of the Award, as determined by the Committee; provided, however, that in the case of an Option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the Option or SAR over the aggregate exercise price of the Option or SAR (but not less than zero). In the case of any Option or SAR with an exercise price that is greater than the per share consideration to be paid with respect to the cancellation of the Option or SAR, the consideration to be paid with respect to cancellation of the Option or SAR may be zero. Such payment (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the change in control and, to the extent applicable, in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules and subject to satisfaction of the forfeiture conditions applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of the change in control.
Assignment or Lapse of Reacquisition or Repurchase Rights. The Committee may arrange for the assignment of any reacquisition or repurchase rights held by Workhorse in respect of stock issued pursuant to the Award to the acquiror or arrange or the lapse, in whole or in part, of any such rights.
Cancellation. The Committee in its discretion may cancel the Award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for no consideration or such consideration, if any, as determined by the Committee.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax rules relevant to Awards under the Restated 2023 LTIP, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future, and the discussion does not purport to be a complete description of the tax aspects of the Restated 2023 LTIP. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.
ISOs. Generally, the grant of an ISO will not result in taxable income to the participant or a deduction for us. The exercise of an ISO will not result in taxable income to the participant or a deduction for us provided that the participant was, without a break in service, an employee of ours or our eligible corporate subsidiaries during the period beginning on the date of the grant of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code (the “Code”)).
The excess of the fair market value of the shares of Common Stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of Common Stock acquired pursuant to the ISO exercise, the participant will have a basis in those shares of Common Stock equal to the fair market value of the shares of Common Stock at the time of exercise.

If the participant does not sell or otherwise dispose of the shares of Common Stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares of Common Stock, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to any deduction for federal income tax purposes. The participant will recognize a capital loss to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to us, at the time of the disposition of the shares of Common Stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of Common Stock over the exercise price. If the amount realized exceeds the value of the shares of Common Stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Common Stock.
The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares of Common Stock given up and the identical number of shares of Common Stock received under the Option. That number of shares of Common Stock will take the same basis and, for capital gain purposes, the same holding period as the shares of Common Stock that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares of Common Stock to receive ISO treatment. Common Stock received in excess of the number of shares of Common Stock given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares of Common Stock received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares of Common Stock received from the exchange, it will be treated as a disqualifying disposition of the shares of Common Stock with the lowest basis.
If the exercise price of an ISO is paid with shares of Common Stock acquired through a prior exercise of an ISO, gain will be realized on the shares of Common Stock given up (and will be taxed as ordinary income) if those shares of Common Stock have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares of Common Stock received.
NQOs. Generally, the grant of an NQO will not result in taxable income to the participant or a deduction for us. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price for those shares of Common Stock, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares of Common Stock will be treated as capital gains and losses, with the basis in such shares of Common Stock equal to the fair market value of the shares of Common Stock at the time of exercise.
The exercise of an NQO through the delivery of previously acquired Common Stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of Common Stock surrendered and the identical number of shares of Common Stock received under the Option. That number of shares of Common Stock will take the same basis and, for capital gains purposes, the same holding period as the shares of Common Stock that are given up. The value of the shares of Common Stock received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares of Common Stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares of Common Stock determined at the time of exercise.
SARs. Generally, a participant will not realize any taxable income upon the grant of a SAR and we will not be entitled to a deduction. Upon the exercise of the SAR, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of Common Stock received by the participant as a result of such exercise. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.
Full Value Awards. The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of Common Stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time, and we will be entitled to a corresponding deduction. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Code Section 83(b), the participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions and we will be entitled to a corresponding deduction. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.
In the case of other Full Value Awards, such as restricted stock units or performance share units, the participant generally will not have taxable income, and we will not be entitled to a deduction upon the grant of the award. Participants will generally recognize ordinary income and we will be entitled to a corresponding deduction when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then current fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received.
New Plan Benefits
We have not approved any awards that are conditioned on stockholder approval of the Restated 2023 LTIP proposal, except for the non-employee director awards described below. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Restated 2023 LTIP because Workhorse’s equity award grants are discretionary in nature.
If the Restated 2023 LTIP is approved by our stockholders, each of our non-employee directors will automatically receive the following equity grants effective immediately following the filing of the Form S-8 registration statement covering the additional shares approved for the Restated 2023 LTIP:

Name and Position (or Group)	Dollar Value ($)	Number of Units/Shares
Named Executive Officers
Scott Griffith, Chief Executive Officer and Director	0	0
Robert M. Ginnan, Chief Financial Officer	0	0
Josh Anderson, Executive Vice President of Operations	0	0
Richard F. Dauch, Former Chief Executive Officer and Director	0	0
James D. Harrington¸ Former General Counsel, Chief Compliance Officer, and Secretary	0	0
Stan March, Former Vice President, Business Development	0	0
All Current Executive Officers as a Group	0	0
All Current Directors who are not Executive Officers as a Group	$625,000(1)	34,275(2)
All Employees as a Group, Excluding Current Executive Officers	0	0

(1)
The Non-Executive Chair of the Board will receive an RSU with a target value of $125,000 and each non-employee director other than the Non-Executive Chair will receive an RSU having a target value of $100,000, in each case for a number of shares of Common Stock as calculated based on the greater of: $4.00 per share, or (ii) the average closing price of the Common Stock for the 20 trading days prior to and ending on the date of the Annual Meeting date. Such RSUs will vest on the earlier of the date of the 2027 annual meeting (or the date immediately preceding such date if the non-employee director is not re-elected at such 2027 annual meeting) or the first anniversary of the date of grant, subject to continuous service through the vesting date.

(2)
The Chairman of the Board will receive an additional RSU grant in respect of 6,855 shares of Common Stock and each non-employee director other than the Chairman will receive an additional RSU grant in respect of 5,484 shares of Common Stock, in each case that is immediately fully vested upon grant, in consideration of service from the Closing of the Merger through the Annual Meeting.

Awards Granted Under the Restated 2023 LTIP
The following table shows the total number of shares of Common Stock subject to all awards granted to the applicable individuals and groups since the Current LTIP’s original effectiveness on May 2, 2023 through May 8, 2026. As of May 8, 2026, no equity awards are outstanding under the Current LTIP.

Name and Position (or Group)	Number of Shares
All Named Executive Officers
Scott Griffith, Chief Executive Officer and Director	0
Robert M. Ginnan, Chief Financial Officer	988
Josh Anderson, Executive Vice President of Operations	529
Richard F. Dauch, Former Chief Executive Officer and Director	11,606
James D. Harrington, Former General Counsel, Chief Compliance Officer, and Secretary	926
Stan March, Former Vice President, Business Development	494
All Current Executive Officers as a Group	1,517
All Current Directors who are not Executive Officers as a Group	13,497
Each Nominee for Election as a Director who is not an Executive Officer
Raymond J. Chess	6,446
Pamela S. Mader	5,157
Matthew O’Leary	0
Alan Henricks	1,894
Paul Savoie	0
Desi Ujkashevic	0
All Employees as a Group, Excluding Current Executive Officers	4,359

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE WORKHORSE GROUP AMENDED AND RESTATED 2023 LONG-TERM INCENTIVE PLAN.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING
Stockholders who, in accordance with Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with Workhorse’s 2027 annual meeting of stockholders must submit their proposals so that they are received at Workhorse’s principal executive offices no later than the close of business on January 20, 2027 (120 days prior to the anniversary of this year’s mailing date). In accordance with Workhorse’s Third Amended and Restated Bylaws, a stockholder that wishes to nominate any director candidates using proxy access must deliver a notice of proxy access nomination (containing the information specified in Workhorse’s Third Amended and Restated Bylaws regarding the stockholder and the nominee or nominees) to the Secretary of Workhorse at its principal executive offices not earlier than the close of business on the 150th day nor later than the close of business on the 120th day prior to the first anniversary of the date we commenced mailing of our definitive proxy statement for the prior year’s annual stockholder meeting. Accordingly, a notice of proxy access nomination for inclusion in the proxy statement for the 2027 annual meeting of stockholders must be received no earlier than December 21, 2026 and no later than January 20, 2027.
In accordance with Workhorse’s Third Amended and Restated Bylaws, in order to be properly brought before the 2027 annual meeting of stockholders, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Workhorse at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the Meeting. As a result, any notice given by a stockholder pursuant to these provisions of Workhorse’s Third Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 1, 2027 and no later than March 31, 2027. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in Workhorse’s Third Amended and Restated Bylaws. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Workhorse’s nominees at the 2027 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under Workhorse’s Third Amended and Restated Bylaws.
Notices of intention to present proposals at the 2027 annual meeting of stockholders should be addressed to: Workhorse Group Inc., 48443 Alpha Drive #190, Wixom, Michigan 48393, Attention: Corporate Secretary. Workhorse reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Workhorse Group Inc., 48443 Alpha Drive #190, Wixom, Michigan 48393, Attn: Corporate Secretary or by telephone at (888) 646-5205, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Annex A
WORKHORSE GROUP INC.

AMENDED AND RESTATED 2023 LONG-TERM INCENTIVE PLAN

(as Amended and Restated Effective June 29, 2026)
1. General
(a) Purpose. Workhorse Group Inc. (the “Company”) approved this Workhorse Group Inc. Amended and Restated 2023 Long-Term Incentive Plan (the “Plan”) to (a) attract and retain directors, executives, employees, and consultants and reward them for making major contributions to the success of the Company, (b) promote the long-term success of the Company and its Affiliates, and (c) further align Participants’ interests with those of the Company’s other stockholders and thereby promote the growth in value of the Company’s equity and enhancement of long-term shareholder return. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.
(b) Effectiveness. The Plan is a continuation of the Company’s 2023 LTIP. Subject to the approval of the Company’s stockholders of the Plan at the Annual Meeting, this amendment and restatement of the Plan will become automatically effective upon the Annual Meeting.
2. Definitions. As used in this Plan, the following capitalized terms will have the meanings set forth or referenced below.
(a) “2023 LTIP” means the Company’s 2023 Long-Term Incentive Plan that originally became effective in March 2023.
(b) “Affiliate” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.
(c) “Annual Meeting” means the Company’s 2026 annual meeting of stockholders.
(d) “Award” means the grant of any Option, SAR, Full Value Award or other benefit granted singly, in combination, or in tandem, to an Eligible Person pursuant to such terms, conditions and limitations as the Committee may establish in accordance with the terms of the Plan.
(e) “Award Agreement” means an agreement, in the form specified by the Committee, between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an Award Agreement agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Any such document is an Award Agreement regardless of whether any Participant signature is required.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company that is not cured pursuant to the terms of such agreement; (vii) the

Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant’s ability to perform his or her duties with a Participating Company; or (viii) the Participant’s Misconduct.
(h) “Change in Control” means any of the following events (but no event other than one of the following events):
(i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the outstanding shares of Stock, or (B) the combined voting power of the Company’s outstanding securities;
(ii) the Company is a party to a merger or consolidation or a series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii) the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company).
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (i), (ii) and (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(j) “Committee” means, so long as the Company is subject to Section 16 of the Exchange Act, the committee selected by the Board and consisting of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 and comprised of persons who are independent for purposes of applicable securities exchange listing requirements. In the event a committee is selected, until said committee is removed by the Board or unless said committee no longer exists or does not satisfy the foregoing requirements or for other reasons determined by the Board, the Company’s Human Resource Management and Compensation Committee will be the Committee for purposes of this Plan. For any reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that only members of the Board who are independent directors will take action pursuant to this sentence with respect to grants to employees.
(k) “Company” is defined in Section 1.
(l) “Disability” means, with respect to a Participant, the date on which Participant becomes disabled within the meaning of Code Section 22(e)(3).
(m) “Eligible Person” means any employee of the Company or an Affiliate, any consultant or other person providing services to the Company or an Affiliate and any member of the Board; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or a Subsidiary. A consultant will be an Eligible Person if the person is not an employee or director of the Company or an Affiliate and is engaged to render services to the Company or any of its Affiliates.
(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(o) “Exercise Price” means, with respect to an Option or SAR granted under the Plan, the price per share established by the Committee or determined by a method established by the Committee at the time the Option or

SAR is granted; provided, however, that the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). In the case of the grant of an Incentive Stock Option to a Ten Percent Stockholder, the Exercise Price will be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant.
(p) “Expiration Date” is defined in subsection 6(f).
(q) “Fair Market Value” of a share of Stock as of any date means the fair market value as determined in good faith by the Board or Committee. Unless otherwise required by any applicable provision of the Code or any regulations issued thereunder or as determined by the Committee, for the purposes of determining the Exercise Price of an Option or SAR, “Fair Market Value” of a share of Stock as of any date will mean (i) if the Stock is listed on a national securities exchange or traded in the over-the-counter market, the closing price of the Stock on the principal trading market for the Stock on such date, as reported by the exchange or market (or on the last preceding trading date if such Stock was not traded on such date); and (iii) if the Fair Market Value of the Stock cannot be determined pursuant to paragraph (i) above or if there is no or limited trading volume or limited liquidity in the Stock as determined by the Board in its sole discretion, the Fair Market Value will be determined by the Board or Committee in a manner consistent with the requirements of Section 409A and/or Section 422 of the Code to the extent applicable, which determination will be conclusive and binding. The Board or Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, or any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Board or Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period and in a manner that is consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(r) “Full Value Award” means the grant of one or more shares of Stock or a right to receive one or more shares of Stock (or cash based on the value of Stock) in the future (including restricted stock, restricted stock units, performance shares, and performance units).
(s) “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).
(t) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board or Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other applicable laws.
(u) “Misconduct” means, with respect to a Participant, the Participant’s:
(i) substantial failure to perform his or her duties or to follow the lawful written directions of the Company’s Chief Executive Officer or Board (other than any such failure resulting from incapacity due to physical or mental illness);
(ii) engagement in willful misconduct or incompetence that is materially detrimental to the Company or any of its Affiliates;

(iii) failure to comply with any agreement to which he or she is a party with the Company or any of its Affiliates, including any invention assignment and confidentiality agreement or noncompete agreement, the Company’s insider trading policy, or any other policies of the Company where non-compliance would be materially detrimental to the Company or any of its Affiliates; or
(iv) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude (excluding drunk driving unless combined with aggravating circumstances or offenses), or commission of any embezzlement, misappropriation, or fraud, whether or not related to the Participant’s employment or service with the Company or any of its Affiliates.
(v) “Nonstatutory Stock Option” means an Option that is not intended to be or that does not (or to the extent that it does not) satisfy the requirements of an Incentive Stock Option.
(w) “Option” means an Award under the Plan that entitles Participant to purchase shares of Stock at the Exercise Price established by the Committee. Any Option granted under the Plan may be either an Incentive Stock Option or a Nonstatutory Stock Option as determined in the discretion of the Committee. Notwithstanding the foregoing, an Option will be deemed to be a Nonstatutory Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option and/or to the extent that it does not otherwise satisfy the requirements for an Incentive Stock Option.
(x) “Outside Director” means a director of the Company who is not an officer or employee of the Company or any of its Affiliates.
(y) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(z) “Participant” means an Eligible Person to whom an Award has been granted under the Plan.
(aa) “Participating Company” means the Company or any Parent Corporation, Subsidiary or Affiliate.
(bb) “Plan” means the Workhorse Group Inc. 2023 Long-Term Incentive Plan, as amended from time to time.
(cc) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.
(dd) “Recycled Shares” is defined in subsection 5(c).
(ee) “Replacement Award” is defined in Section 8(c).
(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
(gg) “SAR” means an Award under the Plan that entitles the Participant to receive, in cash or shares of Stock, value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (ii) the Exercise Price of the SAR established by the Committee.
(i) “Section 409A” means Section 409A of the Code.
(ii) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(hh) “Stock” means the common stock of the Company.
(ii) “Subsidiary” means a subsidiary corporation within the meaning of Code Section 424(f).
(jj) “Substantial Functional Equivalent” means a position that:
(i) is in a substantive area of the Participant’s competence (e.g., financial or executive management) and is not materially different from the position held by the Participant immediately prior to the Change in Control;
(ii) allows the Participant to serve in a role and perform duties functionally equivalent to those performed immediately prior to the Change in Control; and

(iii) does not otherwise constitute a material adverse change in authority, title, status, responsibilities or duties from those of the Participant immediately prior to the Change in Control, causing the Participant to be of materially lesser rank or responsibility, including a material adverse change in the Participant’s reporting responsibilities from those in effect immediately prior to the Change in Control.
(kk) “Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
(ll) “Ten Percent Stockholder” means a person who, as of the date an Incentive Stock Option is granted, owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and its Subsidiaries.
(mm) “Termination Date” means, with respect to any Participant, the date on which Participant both ceases to be an employee of the Company and its Affiliates and ceases to perform material services for the Company and its Affiliates (whether as a director or otherwise), regardless of the reason for the cessation; provided, however, that a Participant’s “Termination Date” will not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or an Affiliate which was the recipient of Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as a director terminates for any reason.
3. Participation. Subject to the terms and conditions of the Plan, the Committee will determine and designate, from time to time, from among the Eligible Persons those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.
4. Administration.
(a) Administration. The authority to control and manage the operation and administration of the Plan will be vested in the Committee. Notwithstanding the foregoing, in no event will the Committee’s duties under the Plan exceed the duties of the Committee in the applicable charter documents and, to the extent that the Plan provides for allocation to the Committee of duties that exceed such authority, the actions of the Committee under the Plan will be taken by the Board.
(b) Powers of Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(i) to select from among the Eligible Persons those persons who will receive Awards;
(ii) to determine the time or times of receipt of Awards;
(iii) to determine the types of Awards and the number of shares of Stock or other amounts covered by the Awards;
(iv) to establish the terms, conditions, performance measures and targets, restrictions and other provisions of such Awards;
(v) to cancel or suspend Awards, modify the terms of, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award;
(vi) to adjust the vesting schedule of any Award in the event of a change in the full-time status of any Eligible Person;
(vii) to the extent permitted by applicable law and unless an agreement with a Participant specifies otherwise, to cancel any unexpired, unpaid, or deferred Awards at any time if such Participant is not in compliance with all applicable provisions of the Award Agreement and/or the Plan;
(viii) to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan;
(ix) to determine the terms and provisions of any Award made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan;

(x) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing; and
(xi) to prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Change in Control, for reasons of administrative convenience.
Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons. In controlling and managing the operation and administration of the Plan, the Committee will take action in a manner that conforms to the articles of incorporation and by-laws of the Company, and applicable state corporate law.
(c) Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including delegating the authority to approve equity grants under the Plan, to the extent permitted by applicable law. Any such allocation or delegation may be revoked by the Committee at any time.
(d) Information to be Furnished to Committee. The Company and Affiliates will furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Affiliates as to an individual’s employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
(e) Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee will be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor will the Company or any Affiliate be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Affiliate. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, will be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification will not duplicate but may supplement any coverage available under any applicable insurance.
5. Shares Reserved and Limitations.
(a) Authorized Stock. Stock subject to Awards will be shares of Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Stock purchased in the open market or in private transactions.
(b) Maximum Number of Shares. Subject to the terms and conditions of the Plan, including the following provisions of this Section 5, the total number of shares of Stock which may be delivered with respect to Awards granted under the Plan on and following the Annual Meeting will be equal to 1,231,693 shares, reduced by one share subject to any Award granted under the 2023 LTIP after May 8, 2026 and prior to the Annual Meeting, and increased by the applicable number of any Returning Shares and Recycled Shares (as defined below).
(c) Share Counting. Shares of Stock covered by an Award will only be counted as used to the extent that they are actually used. A share of Stock issued in connection with any Award under the Plan will reduce the total number of shares of Common Stock available for issuance under the Plan by one.

(d) Reuse of Shares. Notwithstanding the provisions of Section 5(b) but subject to the other terms and conditions of the Plan:
(i) Any shares of Stock that are subject to Awards granted under the Plan after May 8, 2026 and prior to the Annual Meeting, in any case that (A) terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, (B) are settled in cash, or (C) are forfeited back to the Company or repurchased by the Company for not more than their original purchase price (the shares described in subparagraphs (A), (B) and (C) are collectively referred to as “Returning Shares”) will again be available for grant under the Plan and will be added back to the shares reserved for issuance under the Plan on a one for one basis.
(ii) Any shares of Stock (A) that are subject to Awards granted under the Plan on or after the Annual Meeting in any case that (A) terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, (B) are settled in cash, or (C) are forfeited back to the Company or repurchased by the Company for not more than their original purchase price (the shares described in subparagraphs (A), (B) and (C) are collectively referred to as “Recycled Shares”) will again be available for grant under the Plan and will be added back to the shares reserved for issuance under the Plan on a one for one basis.
(iii) The following shares of Stock shall also be treated as Recycled Shares that shall again be made available for issuance as Awards under the Plan pursuant to this subsection 5(d): (A) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR; and (B) shares of Common Stock tendered or withheld to pay the Exercise Price of an Option or withholding taxes relating to any outstanding Award.
(iv) The following shares of stock may not be treated as Recycled Shares; (A) shares of Stock repurchased on the open market with the proceeds of the Exercise Price of an Option, and (B) shares subject to Substitute Awards.
(e) Incentive Stock Options. The maximum number of shares of Stock that may be delivered to Participants pursuant to the exercise of Incentive Stock Options granted after the Annual Meeting is equal to 1,231,693 shares of Stock.
(f) Substitute Awards. Substitute Awards will not reduce the number of shares of Stock that may be issued under the Plan.
(g) Form of Settlement. To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock or vice versa.
(h) Limits on Outside Director Compensation. Subject to subsection 5(h), the sum of any cash compensation or other compensation and the grant date value of any Awards granted to an Outside Director as compensation for services as an Outside Director during the period beginning on the date of one regular annual meeting of the Company’s stockholders until the date of the next regular annual meeting of the Company’s stockholders may not exceed $750,000. The Committee may make exceptions to this limit for individual Outside Directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation. If the delivery of Stock or cash is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period will be disregarded in applying the foregoing limitations.
(i) Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee will adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards as determined in the sole discretion of the Committee and consistent with the requirements of Section 409A and Section 424 of the Code to the extent applicable. Action by the Committee with respect to the Plan or Awards under this subsection 5(h) may include, in its sole discretion: (i) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be issued upon exercise of Incentive Stock Options); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and (2) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).
6. Options and SARs.
(a) Eligibility. The Committee will designate Eligible Persons to whom Options or SARs are to be granted under this Section 6 and will determine the number of shares of Stock subject to each such Option or SAR, the Exercise Price of the Option or SAR, and the other terms and conditions thereof, in any case not inconsistent with the Plan. No dividend or dividend equivalent rights may be granted with respect to an Option or SAR.
(b) Exercise. An Option or SAR granted under this Section 6 will be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee not inconsistent with the Plan; provided, however, that no Option or SAR will be exercisable after the Expiration Date with respect thereto.
(c) Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 will be subject to the following:
(i) Subject to the following provisions of this subsection 6(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option will be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in clause 6(c)(ii)(D), payment may be made as soon as practicable after the exercise).
(ii) Subject to applicable law, the Exercise Price will be payable to the Company in full in (A) cash or its equivalent; (B) by tendering (either by actual delivery or attestation) previously acquired shares of Stock having an aggregate fair market value at the time of exercise equal to the total Exercise Price; (C) by a combination of cash or its equivalent and shares as described in clauses (A) and B); (D) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; or (E) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement; provided, however, that shares of Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.
(d) Delivery of Shares. As soon as practicable following exercise of an Option or SAR (if payable in shares of Stock), including payment of the Exercise Price if applicable, shares of Stock so purchased or deliverable will be delivered to the person entitled thereto or shares of Stock so purchased or deliverable will otherwise be registered in the name of Participant on the records of the Company’s transfer agent and credited to Participant’s account.
(e) Permitted Repricing. In its discretion, the Committee may approve a program providing for either (A) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs covering the same or a different number of shares but with an exercise price per share equal to the Fair Market Value per share on the new grant date, Full Value Awards, or payments in cash, or (B) the amendment of outstanding Underwater Awards to reduce the exercise price thereof to the Fair Market Value per share on the date of amendment.
(f) Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the applicable maximum expiration date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR will not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless otherwise determined by the Committee and set forth in the Award Agreement:
(i) if Participant’s Termination Date occurs by reason of death or Disability, the six (6)-month anniversary of such Termination Date;

(ii) if Participant’s Termination Date occurs for reasons other than death, Disability, or Cause, the one (1)-month anniversary of the Termination Date; or
(iii) if Participant’s Termination Date occurs for reasons of Cause, Participant’s Termination Date.
The Option or SAR shall be exercisable after the Participant’s Termination Date to the extent it is then vested only during the applicable time period ending on the Expiration Date specified above, or if applicable, such other period provided in the applicable Award Agreement or other written agreement between the Participant and the Company; provided however, in no event will the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any securities exchange on which the Stock is listed). Notwithstanding the foregoing, in the event Participant’s Termination Date occurs of reasons other than death, Disability, or Cause, any unvested portion of the Option or SAR shall remain outstanding but not exercisable, unless vesting acceleration is approved by the Committee prior to the Expiration Date.
(g) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than the Participant’s Termination Date occurring for Cause, if the exercise of an Option within the post-termination exercise period is prevented by applicable law on any date during such post-termination exercise period and on which the per share exercise price of the Option is less than the Fair Market Value, such Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions but in any event no later than the maximum permitted Expiration Date.
(h) Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to any shares of Stock covered by an Option or SAR until the effective date of the issuance of the shares following exercise of such Option or SAR by Participant.
7. Full Value Awards.
(a) Generally. A Full Value Award will be granted to a Participant contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a Participant’s previously performed services or surrender or other compensation that may be due. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.
(b) Dividends and Dividend Equivalents. A Full Value Award may provide a Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Stock subject to the Award (both for periods before and after the shares of Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently as they are earned or vested or credited to an account for Participant, and may be settled in cash or shares of Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock or Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee will establish, including the reinvestment of such credited amounts in Stock equivalents. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Awards that have not been earned or vested.
8. Change in Control.
(a) Generally. Subject to the provisions of subsection 5(h) (relating to certain adjustments to shares) and unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the Award Agreement or in an individual severance, employment or other agreement between the Company (or Subsidiary) and a Participant, the in the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions will apply to Awards in the event of a Change in Control, contingent upon the consummation of the Change in Control, unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Committee may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award).
(b) Accelerated Vesting. The Committee may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.
(c) Performance Awards. Unless otherwise provided in the applicable Award Agreement, upon a Change in Control, (i) any performance conditions applicable to Full Value Awards outstanding under the Plan as of the date of the Change in Control will be deemed to have been achieved at the higher of (A) the target level of performance for the performance period in effect on the date of the Change in Control or (B) the actual level of performance measured as of the date of the Change in Control, and, in any case, such Awards will thereafter not be subject to any performance conditions, and (ii) subject to the terms and conditions of this Section 8, any service-based conditions applicable to such Awards will continue to apply as if the Change in Control had not occurred.
(d) Continuation, Assumption, and/or Replacement of Awards. If, upon a Change in Control, then outstanding Awards under the Plan are continued under the Plan or are assumed by a successor to the Company and/or awards in other shares or securities are substituted for then outstanding Awards under the Plan pursuant to subsection 5(h) or otherwise (which continued, assumed, and/or substituted awards are referred to collectively herein as “Replacement Awards”) then each Participant’s Replacement Awards will continue in accordance with their terms.
Any Replacement Award that is substituted for an Award under the Plan will be an award of the same type and of substantially equivalent value as the Award for which the Replacement Award is substituted.
(e) Cash Out of Outstanding Stock-Based Awards. The Committee may determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the Change in Control equal to the then current fair value of the Award, as determined by the Committee; provided, however, that in the case of an Option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the Option or SAR over the aggregate Exercise Price of the Option or SAR (but not less than zero). For the avoidance of doubt, in the case of any Option or SAR with an Exercise Price that is greater than the per share consideration to be paid with respect to the cancellation of the Option or SAR pursuant to this subsection 8(e), the consideration to be paid with respect to cancellation of the Option or SAR may be zero. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and, to the extent applicable, in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules and subject to satisfaction of the forfeiture conditions applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of the Change in Control.
(f) Assignment or Lapse of Reacquisition or Repurchase Rights. The Committee may arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to the Award to the Acquiror or arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award.
(g) Cancellation. In its discretion, the Committee may cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for no consideration ($0) or such consideration, if any, as determined by the Committee.
(h) Adjustments and Earnouts. In making any determination pursuant to this Section 8 in the event of a Change in Control, the Committee may, in its discretion, determine that an Award shall or shall not be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, earnouts and similar conditions as the other holders of the Company’s Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A or Section 424 of the Code.
(i) Appointment of Stockholder Representative. As a condition to the receipt of an Award under the Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf.
9. Miscellaneous.
(a) Term. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Awards under it are outstanding; provided, however, that any Incentive Stock Option shall be granted, if at all, within ten (10) years from the earlier of: (i) the date the Board or the Committee most recently approved the applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options, or (ii) the date the Company’s stockholders most recently approved the maximum applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options.
(b) General Restrictions. Delivery of shares of Stock or other amounts under the Plan will be subject to the following:
(i) Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.
(ii) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.
(iii) To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.
(c) Tax Withholding. All payments and distributions under the Plan will be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by Participant; (ii) through the surrender of shares of Stock which Participant already owns; or (iii) through the surrender of shares of Stock to which Participant is otherwise entitled under the Plan (including by means of net withholding); provided, however, that the amount withheld in the form of shares of Stock under this subsection 9(c) may not exceed the applicable withholding amount as determined by the Company in accordance with its applicable withholding procedures. .
(d) Grant and Use of Awards. Subject to the terms and conditions of the Plan, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion of the shares of common stock of which is acquired by the Company or an Affiliate). The Committee may use available shares of Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in business combinations.
(e) Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Stock or cash acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares or cash and forfeiture restrictions based on service, performance, Stock ownership by Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Stock or cash issued pursuant to the Plan will be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.
(f) Settlement and Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee will determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee will determine. The Committee may permit or require the deferral of any Award payment (other than an Option or SAR and then only to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Affiliate will be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Affiliate by Participant. Any disputes relating to liability of an Affiliate for cash payments will be resolved by the Committee.
(g) Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by Participant by will or by the laws of descent and distribution.
(h) Form and Time of Elections; Notices. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee will require. Any notice or document required to be filed with the Committee or the Participant under the Plan will be properly filed if delivered in person, (including by e-mail notification with receipt requested), mailed by registered mail, postage prepaid, or sent by nationally recognized courier service to the Participant at the Participant’s most current address on file with the Company and, if to the Board or Committee, in care of the Company at its principal executive offices to the attention of the Company’s Chief Legal Officer or Chief Human Resources Officer. The Company may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
(i) Action by Company or Affiliate. Any action required or permitted to be taken by the Company or any Affiliate will be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by a duly authorized officer of such company.
(j) Gender and Number. Where the context admits, words in any gender will include any other gender (or no gender), words in the singular will include the plural and the plural will include the singular.
(k) Limitation of Implied Rights.
(i) Neither a Participant nor any other person will, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan will constitute a guarantee that the assets of the Company or any Affiliate will be sufficient to pay any benefits to any person.
(ii) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan will confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.
(l) Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

(m) Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, will be governed by the law of the State of Nevada and construed accordingly.
(n) Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan will not be affected thereby.
(o) Foreign Individuals. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or an Affiliate operates or has employees. The foregoing provisions of this subsection 9(o) will not be applied to increase the share limitations of Section 5 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s shareholders.
(p) Code Section 409A. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, the Company does not guarantee that the Plan or Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to the Plan or any Award to cause such compliance. Neither the Company, its Affiliates, nor their respective directors, officers, employees or advisers will be liable to any Participant (or any other individual claiming a benefit through Participant) for any tax, interest, or penalties Participant may owe as a result of participation in the Plan, and the Company and its Affiliates will have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A. The Company reserves the right in its discretion to accelerate the time or schedule of any payment under an Award providing Section 409A Deferred Compensation to the maximum extent permitted by Section 409A.
(q) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(r) Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares of Stock held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 9(r) in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 9(r), the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
(s) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Committee may determine, to the extent permitted by applicable law, to (i) make a corresponding reduction in the number of shares, amount of cash, or other property subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(t) Forfeiture Events.
(i) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of service for cause or any act by a Participant, whether before or after termination of service, that would constitute cause for termination of service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.
(ii) All Awards granted under the Plan will be subject to recoupment in accordance with: (i) the Company’s Clawback Policy adopted November 2, 2023 and as may be amended from time to time, (ii) any other clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, (iii) as is otherwise required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, including Rule 10D-1 of the Exchange Act, (iv) any other applicable law, and (v) any other clawback or recoupment policy that the Company otherwise adopts, in each case to the extent applicable and permissible under applicable law.
(iii) No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.
10. Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, suspend, amend, or terminate the Plan, and the Board or Committee may amend any Award; provided, however, that, except for amendments to conform the Plan or an Award to the requirements of Code Section 409A, no amendment or termination of the Plan or amendment of any Award may, in the absence of written consent to the change by the affected Participant (or, if Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or Committee, as applicable). Notwithstanding the foregoing, (a) adjustments pursuant to subsection 5(h) will not be subject to the foregoing limitations of this Section 10, (b) except that without the approval of the stockholders of the Company, no such amendment of the Plan will (i) increase the number of shares subject to the Plan, (ii) to increase the number of shares that may be issued under the Plan upon exercise of Incentive Stock Options; (iii) change the class of persons who are Eligible Persons; or (iv) effect any other change to the Plan if approval of the Company’s stockholders is required by law or the rules of any stock exchange on which the Stock is listed.

WORKHORSE GROUP INC.
48443 ALPHA DRIVE
SUITE 190
WIXOM, MICHIGAN 48393

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 28, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WKHS2026**

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T00393-P54182 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WORKHORSE GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Matthew O'Leary	☐	☐	☐
1b. Scott Griffith	☐	☐	☐
1c. Pamela S. Mader	☐	☐	☐
1d. Raymond J. Chess	☐	☐	☐
1e. Alan S. Henricks	☐	☐	☐
1f. Paul Savoie	☐	☐	☐
1g. Desi Ujkashevic	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 2, 3 AND 4.	**For**	**Against**	**Abstain**
2. Proposal to approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. Proposal to ratify the appointment of Carr, Riggs & Ingram, L.L.C. as the Company's independent auditors for the fiscal year ending December 31, 2026.	☐	☐	☐
4. Approve the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan.	☐	☐	☐
5. Proposal to act on such other matters as may properly come before the meeting or any adjournment thereof.			

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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T00394-P54182

Workhorse Group Inc.
PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 29, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Scott Griffith and Josh Anderson, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of the common stock of Workhorse Group Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on, June 29, 2026, at 9:00 a.m., Eastern Time, and any adjournments thereof, subject to the directions indicated on the reverse side hereof. **The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/WKHS2026.**

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the named nominees as directors and FOR Proposals 2, 3 and 4.**

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side